                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           KEYSTONE FINANCIAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[Logo of KEYSTONE FINANCIAL]

                                                                  April 7, 2000

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Keystone Financial, Inc., to be held on Thursday, May 25, 2000 at 10:00 a.m., local time, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania. A Notice and Proxy Statement for the meeting follow, and a proxy card and return envelope are enclosed. Your Corporation's 1999 Annual Report is also enclosed.

  At this meeting the Executive Management of Keystone will review the results of your Corporation for 1999 and comment on plans and strategies for the current year and the future. The agenda for the annual meeting includes election of directors, the ratification of the appointment of independent auditors, a vote on two stock plans and, if presented, two shareholder proposals opposed by the Board.

  The 2000 Employee Stock Purchase Plan is available to all employees of the Corporation and its subsidiaries and is designed to provide a stock incentive for performance by permitting employees to purchase Common Stock at a discount from market price through payroll deductions.

  The 2000 Non-Employee Directors' Stock Option Plan provides for limited annual grants of stock options to the Corporation's outside directors. It is designed to increase the mutuality of interests between the outside directors and the shareholders and to provide an inducement to permit the Corporation to attract and retain able persons to serve as outside directors.

  Your participation as a shareholder in the affairs of the Corporation is encouraged. It is important that your stock be represented at the Meeting, whether or not you are personally able to be present. IF VOTING BY PROXY CARD, PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE BY INTERNET USING THE PROXY VOTING LINK FOUND AT WWW.KEYFIN.COM. THIS LINK WILL TAKE YOU DIRECTLY TO THE WEB PAGE LISTED ON YOUR PROXY CARD. You are urged to do so even if you plan to attend the meeting. Your prompt cooperation and support will be greatly appreciated.

  I hope that you will be able to attend this year's meeting and look forward to seeing you there.

                                          Sincerely,

                                          /s/ Carl L. Campbell
                                          Carl L. Campbell
                                          Chairman, President and Chief
                                          Executive Officer

                      [Logo of KEYSTONE FINANCIAL, INC.]
                              One Keystone Plaza
                           Front and Market Streets
                                 P.O. Box 3660
                      Harrisburg, Pennsylvania 17105-3660
                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on May 25, 2000
                                 ------------

TO THE SHAREHOLDERS:

  Notice is hereby given that the Annual Meeting of Shareholders of Keystone Financial, Inc. will be held on Thursday, May 25, 2000 at 10:00 a.m., local time, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania, for the purpose of considering and acting upon the following:

  1. Election of five directors to serve for terms expiring in 2003;

  2. Approval of the Corporation's 2000 Employee Stock Purchase Plan;

  3. Approval of the Corporation's 2000 Non-Employee Directors' Stock Option
     Plan;

  4. Ratification of the appointment of Ernst & Young LLP as the independent auditors for the Corporation for 2000;

  5. If presented, two shareholder proposals opposed by the Board of Directors; and

  6. Such other matters as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the Annual Meeting.

  ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, OR VOTE BY INTERNET USING THE PROXY VOTING LINK FOUND AT WWW.KEYFIN.COM WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                                          By Order of the Board of Directors

                                          /s/ Ben G. Rooke
                                          Ben G. Rooke, Secretary

                      [Logo of KEYSTONE FINANCIAL, INC.]

                              One Keystone Plaza
                           Front and Market Streets
                             Post Office Box 3660
                           Harrisburg, PA 17105-3660
                                 ------------
                                PROXY STATEMENT
                 Annual Meeting of Shareholders--May 25, 2000
                                 ------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Keystone Financial, Inc. (the "Corporation") of proxies to be voted at the 2000 Annual Meeting of Shareholders of the Corporation which will be held at 10:00 a.m., local time, on Thursday, May 25, 2000, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania, and at any adjournment thereof. The approximate date on which this Proxy Statement will first be mailed to the shareholders is April 7, 2000.

  All properly executed proxies not previously revoked will be voted at the Annual Meeting as specified thereon. If no specification is made, proxies will be voted in favor of the election as directors of the nominees named below, in favor of the approval of the 2000 Employee Stock Purchase Plan, in favor of the approval of the 2000 Non-Employee Directors' Stock Option Plan, in favor of the ratification of the appointment of Ernst & Young LLP as independent auditors for the Corporation for 2000, and against approval of the two shareholder proposals described below. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation, or by attending the meeting and voting in person.

  The Board of Directors has fixed the close of business on March 31, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. At that date, approximately 48,889,912 shares of Common Stock, par value $2.00 per share ("Common Stock"), were issued and outstanding. Each share entitles its holder of record at the close of business on the record date to one vote on each matter properly submitted to the shareholders for action at the Annual Meeting. The Restated Articles do not permit cumulative voting.

  As of March 31, 2000 the trust department of the Corporation's bank subsidiary, acting in a fiduciary capacity for various trusts and estates, held an aggregate of 2,931,021 shares of Common Stock (approximately 6% of the outstanding shares). Of these shares, the bank has sole voting power over 1,342,514 shares, shares voting power with other persons over 276,290 shares, has sole investment power over 1,965,904 shares and shares investment power with other persons over 297,980 shares. The Corporation does not know of any other person who has or shares voting and/or investment power over more than 5% of the outstanding Common Stock.

                              MANAGEMENT PROPOSAL

                                Proposal No. 1
                             ELECTION OF DIRECTORS

  By a vote of the Board of Directors, the size of the Board was fixed at 18 members. Five directors will be elected at the Annual Meeting to serve for terms expiring at the Annual Meeting in 2003. Each director elected will continue in office until a successor has been elected. The Board of Directors recommends that the shareholders vote "FOR" the election of the five nominees listed below. Each nominee has consented to be named as a nominee and to serve if elected. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors (the "Board").

  The following table sets forth certain information about the nominees, all of whom are presently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting./1/

                                                    Shares           Percent of
                                    Year First   Beneficially          Common
   Name, Principal Occupations        Became      Owned as of           Stock
 During the Past Five Years, Age     Director  March 30, 2000(1)     Outstanding
 -------------------------------    ---------- -----------------     -----------
Nominees for terms expiring in
 2003:
Harold L. Brake; Chairman, Chief
Financial and Executive Officer of
Charles E. Brake Company
(construction, excavating &
trucking company); Age 64.........     2000         157,091              .32%
Gerald E. Field; President of
Weiner Iron and Metal Corp.
(recycling company); Age 65.......     1986          89,333              .18%
Philip C. Herr, II; Partner of
Herr, Potts & Herr (law firm);
Age 63............................     1994         568,343(2)(3)       1.16%
William L. Miller; President and a
Director of Ebinger Iron Works,
Inc. (steel fabricator); Age 51...     1986          33,914              .07%
Ray L. Wolfe; Retired Chairman of
the Board of the Corporation; Age
61 (4)............................     1997          65,940              .13%
Continuing Directors with terms
 expiring in 2001:
George T. Brubaker; Partner of
Hartman, Underhill & Brubaker (law
firm); Age 57.....................     1998           6,777(2)           .01%
Carl L. Campbell; Chairman,
President and Chief Executive
Officer of the Corporation; Age 57
(6)...............................     1986         475,122(2)(5)(7)     .97%
Paul I. Detwiler, Jr.; Chairman of
the Board of New Enterprise Stone
and Lime Co., Inc. (quarrying and
construction company); Age 66.....     1988          28,545(2)           .06%
James I. Scheiner; President and
Chief Operating Officer of Benetec
Associates, Inc. (engineering,
architectural & environmental
services firm); Director of Harsco
Corporation; Age 55...............     1998           1,450             .003%
Ronald C. Unterberger; Partner of
Harper & Driver (law firm); Age
64................................     1994          22,590              .05%
G. William Ward; Chairman of the
Board of Ward Trucking Corp.
(motor carrier); Age 68...........     1984          54,744(2)           .11%
Continuing Directors with terms
 expiring in 2002:
A. Joseph Antanavage; Partner of
Bear, Antanavage & Moyer (law
firm); Partner of North Berks
Abstract (title insurance agency);
Age 53............................     1986          36,117(2)           .07%
Donald Devorris; President of
Blair Electric Service Co.
(electrical construction company);
President of Blair Sign Co., Inc.
(sign manufacturing company);
President of Blair Design &
Construction Co. (general
construction company); Age 65.....     1984         115,785              .24%
/1/Allan W. Holman will be retiring as a member of the Board of Directors on the day of the Annual Meeting. As of March 30, 2000, Mr. Holman beneficially owned 15,031 shares of Common Stock.

--------

                                                        Shares       Percent of
                                        Year First   Beneficially      Common
     Name, Principal Occupations          Became      Owned as of       Stock
   During the Past Five Years, Age       Director  March 30, 2000(1) Outstanding
   -------------------------------      ---------- ----------------- -----------
Richard G. King; President and Chief
Operating Officer of Utz Quality
Foods, Inc. (manufacturer of salted
snacks); Age 55.......................     1997           14,383         .03%
Uzal H. Martz, Jr.; President,
Publisher and Treasurer of J. H.
Zerbey Newspapers, Inc. (publisher of
newspapers and operator of radio
stations) and President of its
subsidiary corporations, WMBT
Broadcasting, Inc., WQIN Broadcasting,
Inc., Shenandoah Evening Herald
Publishing Company, Inc. and Hazelton
Easy to Read Telephone Directory,
Inc.; Age 65..........................     1986           40,534(2)      .08%
Max A. Messenger; Chairman of Wood
Products, Inc. (hardwood lumber & dry
kilns); Chairman of Global Hardwoods,
Inc. (foreign export sales); General
Partner of Messenger Limited
Partnership (land holding company);
Age 64................................     1994           32,891         .07%
Don A. Rosini; President of Shamokin
Filler Co., Inc. (manufacturer of
carbon additives); Age 61.............     1986           48,464(5)      .10%
F. Dale Schoeneman; President of
Schoeneman Beauty Supply, Inc.
(wholesale distributor); Age 58.......     1986           31,212         .06%
All nominees, directors and executive
 officers as a group
 (25 persons).........................                 2,323,105(7)     4.67%

--------
(1) Unless otherwise indicated in the other footnotes below, each director or nominee has sole voting power and sole investment power over the shares indicated opposite his or her name in the table, and a member of the group has sole voting power and sole investment power over the shares indicated for the group. The number of shares includes the following shares which each director or nominee, except for Mr. Brubaker, Mr. Campbell, and Mr. Scheiner, has the right to acquire through stock options which are or will become exercisable within 60 days under the Corporation's Non-Employee Directors' Stock Option Plans or the stock option plans of previously acquired companies: Mr. Antanavage, 21,034 shares; Mr. Brake, 241 shares; Mr. Herr, 11,248 shares; Mr. Holman, 3,537 shares; Mr. King, 4,021 shares; Mr. Messenger, 8,380 shares; Mr. Unterberger, 14,578 shares; Mr. Wolfe, 11,754 shares; Messrs. Detwiler, Martz and Schoeneman, 19,684 shares each; and each remaining director, 22,496 shares.

(2) Includes the following shares as to which voting and investment power is shared with other persons: Mr. Antanavage, 1,210 shares; Mr. Brubaker, 3,000 shares; Mr. Campbell, 65,719 shares; Mr. Detwiler, 5,850 shares; Mr. Martz, 1,000 shares; Mr. Rosini, 4,489 shares; and Mr. Ward, 24,901 shares.

(3) Includes 346,478 shares held in estates for which Mr. Herr is an executor. Mr. Herr shares voting and investment power with other persons over 328,004 shares. Mr. Herr disclaims beneficial ownership over 182,476 shares.

(4) From May 1998 to December 1998, Mr. Wolfe served as Chairman of the Board of Financial Trust Company. From May 1997 to May 1998, he served as Chairman of the Board of the Corporation and Chairman, President and Chief Executive Officer of Financial Trust Company. Prior to May 30, 1997, Mr. Wolfe was Chairman and Chief Executive Officer of Financial Trust Corp, which was acquired by the Corporation on that date.

(5) Includes the following shares held by spouses and/or children as to which beneficial ownership is disclaimed: Mr. Campbell, 45,893 shares; and Mr. Rosini, 4,489 shares.

(6) From May 1998 through November 1999, Mr. Campbell was Chairman and Chief Executive Officer of the Corporation. Prior to May 1998, Mr. Campbell was President and Chief Executive Officer of the Corporation.

(7) Includes the following shares which executive officers have the right to acquire through stock options: Mr. Campbell, 328,298 shares; and all other executive officers as a group, 312,276 shares. Also includes the following shares held in 401(k) plan accounts, as to which the executive officers have voting power only: Mr. Campbell, 4,575 shares; and all other executive officers as a group, 16,517 shares.

  Additional information concerning the nominees and the other members of the Board is set forth below under the caption "Other Information Concerning Directors and Executive Officers."

Vote Required

  The five candidates receiving the highest numbers of votes cast at the Annual Meeting by the holders of Common Stock voting in person or by proxy will be elected as directors. A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting. The Corporation's Restated Articles do not permit cumulative voting in the election of directors.

                              MANAGEMENT PROPOSAL

                                Proposal No. 2
                       2000 EMPLOYEE STOCK PURCHASE PLAN

  The 2000 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors on March 23, 2000. The Plan is intended to replace the 1995 Employee Stock Purchase Plan (the "1995 Plan"), which was approved by the shareholders at the 1995 Annual Meeting and which will expire by its terms on June 30, 2000. The Board of Directors recommends that the shareholders vote "FOR" approval of adoption of the Plan.

  The principal features of the Plan, which are essentially the same as those of the 1995 Plan, are summarized below.

General

  The purposes of the Plan are to provide eligible employees of the Corporation and its subsidiaries a convenient opportunity to purchase shares of Common Stock of the Corporation through annual offerings financed by payroll deductions and to provide a stock ownership incentive for such employees to promote the continued success of the Corporation.

  The aggregate number of shares which may be issued and sold under the Plan is 1,000,000 shares of Common Stock, subject to proportionate adjustment in the event of stock splits and similar events.

Administration

  The Plan will be administered by the Human Resources Committee (the "Committee") of the Board of Directors. The Committee will have the power to interpret the Plan and to prescribe rules, regulations and procedures in connection with the operations of the Plan.

Eligibility of Employees

  All employees of the Corporation and of any subsidiary designated by the Committee are eligible to participate in the Plan if (a) their customary employment is more than 20 hours per week and five months per year and (b) they have 90 days' continuous service with the Corporation or a subsidiary immediately prior to the first day of a Purchase Period (defined below). As of March 23, 2000, the number of employees who would be eligible to participate in the Plan is approximately 2,600.

  No employee will be eligible to participate in the Plan during a Purchase Period if the employee owns shares which, when added to the maximum number of shares the employee may purchase under the Plan and any outstanding stock options, would exceed 5% of the voting power or value of the Corporation's outstanding stock.

Purchase Periods and Payroll Deductions

  It is anticipated that there will be five annual 12-month Purchase Periods for the purchase of Common Stock under the Plan. Each Purchase Period will begin on July 1 and end on the following June 30, with the first Purchase Period under the new Plan to begin on July 1, 2000 immediately following the termination of the final Purchase Period under the 1995 Plan. The Committee has the power to change the number or duration of the Purchase Periods, but no Purchase Period may be longer than 27 months, and no Common Stock may be sold under the Plan after June 30, 2005. The Committee may also authorize special Purchase Periods for employees of companies acquired by the Corporation after the commencement of the regular Purchase Period.

  An eligible employee may participate in the Plan during any Purchase Period by filing a payroll deduction authorization form by the enrollment deadline established for the Purchase Period. A participant may authorize a payroll deduction of between 1% and 20%, in whole percentages, of the employee's regular compensation (including overtime, bonuses, incentive compensation and similar additional compensation) to be deducted for each pay period ending during the Purchase Period and credited to a stock purchase account to be applied at the end of the Purchase Period to the purchase of Common Stock. Unless otherwise elected prior to the enrollment deadline, an employee who is a participant in the Plan at the end of a Purchase Period will automatically be enrolled for the succeeding Purchase Period at the same level of payroll deductions. Interest on payroll deductions will be credited to participating employees' stock purchase accounts at such rate as may be determined from time to time by the Committee. An employee may increase, decrease or suspend payroll deductions at any time, but unless otherwise determined by the Committee, payroll deductions may be changed only once during a Purchase Period.

  At any time prior to the last day of a Purchase Period an employee may withdraw from the Plan and receive the balance in the employee's stock purchase account, including accrued interest. If an employee withdraws, payroll deductions are terminated, and no Common Stock may be purchased by the employee under the Plan during that Purchase Period. Partial withdrawals are not permitted.

Purchase of Common Stock

  The purchase price of shares of Common Stock purchased under the Plan will be the lower of (a) 85% of the fair market value of the Common Stock as of the first day of the Purchase Period or (b) 85% of the fair market value of the Common Stock as of the last day of the Purchase Period. Fair market value for this purpose will generally be the mean between the publicly reported high and low sales prices per share of the Common Stock for the date as of which fair market value is to be determined. On March 30, 2000, the fair market value of a share of Common Stock, as so computed, was $16.91.

  On the last day of a Purchase Period, the balance in each participating employee's stock purchase account will automatically be applied to the purchase of a number of whole shares of Common Stock equal to the balance in the account divided by the purchase price. Unless otherwise requested by the employee, any fractional share amount will remain in the employee's stock purchase account for the following Purchase Period.

  The maximum number of shares which may be purchased for any employee for any Purchase Period is limited to the lesser of (a) $25,000 divided by the fair market value of a share of Common Stock as of the first day of the Purchase Period or (b)(1) 30% of the employee's regular compensation for the 12 months preceding the first day of the Purchase Period, divided by (2) 85% of the fair market value of a share of Common Stock on the first day of the Purchase Period. Any amount not applied to the purchase of shares because of these limitations will be refunded to the employee.

Termination of Employment

  Participation in the Plan shall terminate as of the date of termination of employment of a participating employee, whether by death, retirement, disability or otherwise. In the event of a participating employee's termination of employment on or before the last day of a Purchase Period, payroll deductions shall be terminated, no shares shall be purchased for the employee at the end of the Purchase Period and the balance in the employee's stock purchase account will be paid as soon as practicable to the employee or, in the event of death, to the employee's estate.

Amendment and Termination

  The Board of Directors may amend or terminate the Plan at any time, provided that without shareholder approval no amendment may (a) increase the total number of shares which may be issued and sold under the Plan, (b) lower the minimum purchase price of shares under the Plan or (c) permit shares to be purchased under the Plan by employees of any corporation other than the Corporation and its subsidiaries.

  Unless sooner terminated by the Board, the Plan will terminate on the earlier of (a) June 30, 2005 or (b) the last day of the Purchase Period that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase under the Plan.

  If on the last day of a Purchase Period the number of shares purchasable by employees is greater than the number of shares remaining available, the Committee will allocate the available shares among the participating employees in such manner as it deems fair and which complies with the requirements of
Section 423 of the Internal Revenue Code. If during a Purchase Period it appears that at the end of the Purchase Period the shares purchasable with authorized payroll deductions may exceed the shares remaining available for purchase, the Committee may in a similar manner reduce the payroll deductions authorized by participating employees. Following any termination of the Plan, any balances in employees' stock purchase accounts not applied to the purchase of shares will be refunded to the participating employees.

1995 Plan Participation

  The following table shows the number and market value of the shares of Common Stock purchased under the 1995 Plan during the Purchase Period ending June 30, 1999 by the Named Officers, all executive officers of the Corporation as a group and all other employees as a group:

                                                      Number of      Aggregate
                                                   Shares Purchased Market Value
                                                   ---------------- ------------
Carl L. Campbell..................................         688       $   20,640
Mark L. Pulaski...................................         688       $   20,640
Ben G. Rooke......................................         688       $   20,640
James M. Deitch...................................         688       $   20,640
Robert E. Leech...................................         688       $   20,640
Robert R. Wozniewicz..............................         188       $    5,640
All executive officers as a group (9 persons).....       5,465       $  163,950
All other employees...............................      98,247       $2,947,410

  For the Purchase Period ended June 30, 1999, the purchase price of shares of Common Stock purchased under the 1995 Plan was $25.50, and the fair market value per share on the date of purchase was $30.00.

Federal Income Tax Consequences

  The following is a brief summary of the principal Federal income tax consequences under present law of the purchase of shares of Common Stock under the Plan and certain dispositions of shares acquired under the Plan.

  For Federal income tax purposes, participants in the Plan are viewed as having been granted a stock option on the first day of a Purchase Period and as having exercised the stock option by the automatic purchase of shares under the Plan on the last day of the Purchase Period. A participant will not recognize taxable income either at the time of grant of the option (that is, the first day of a Purchase Period) or on the date of exercise of the option (that is, the last day of a Purchase Period). As described below, with the exception of interest income, a participant will generally recognize taxable income only upon disposition of Common Stock acquired under the Plan or upon death.

  With limited exceptions including a disposition upon death, if a participant disposes of shares of Common Stock acquired under the Plan by sale, gift or otherwise within the later of two years from the first day of the Purchase Period during which the shares were acquired or within one year from the last day of such Purchase Period (that is, makes a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disqualifying disposition equal to the amount by which the fair market value of the stock on the last day of such Purchase Period exceeded the purchase price of the shares. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disqualifying disposition of the shares after such basis adjustment will be a capital gain or loss.

  With limited exceptions, if the participant disposes of shares of Common Stock acquired under the Plan more than two years after the first day of the Purchase Period during which the shares were acquired and more than one year after the last day of such Purchase Period, the participant will recognize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price of the shares or (ii) 15 percent of the fair market value of the shares on the first day of such Purchase Period. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, no ordinary income will be recognized and any loss recognized will be a capital loss.

  If the participant still owns the shares of Common Stock acquired under the Plan at the time of the participant's death, regardless of the period for which the participant has held the shares, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price of the shares or (ii) 15 percent of the fair market value of the shares on the first day of the Purchase Period during which the shares were acquired will constitute ordinary income in the year of death.

  Interest credited to employees' accounts under the Plan will be taxable income to them, and the Corporation will be entitled to a corresponding deduction.

  The Corporation or one of its subsidiaries will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disqualifying disposition. In all other cases, no deduction with respect to options granted or shares of Common Stock issued under the Plan is allowed to the Corporation or one of its subsidiaries.

Vote Required

  Approval of the adoption of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. An abstention or broker non-vote is not a vote cast and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

                              MANAGEMENT PROPOSAL

                                Proposal No. 3
                2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

  The 2000 Non-Employee Directors' Stock Option Plan (the "Plan") was adopted by the Board of Directors on March 23, 2000. The Plan is intended to replace the 1995 Non-Employee Directors' Stock Option Plan (the "1995 Plan"), which was approved by the shareholders at the 1995 Annual Meeting and which expired by its terms on January 4, 2000. The Board of Directors recommends that the shareholders vote "FOR" approval of adoption of the Plan.

  The principal features of the Plan are summarized below. The 2000 Plan is essentially the same as the 1995 Plan, except that the number of shares to be covered by the annual stock option grants has been increased from 2,812 shares to 5,000 shares of Common Stock per director.

General

  The purposes of the Plan are to promote the long-term success of the Corporation by creating a long-term mutuality of interests between the non-employee directors and shareholders of the Corporation, to provide an additional inducement for such directors to remain with the Corporation and to provide a means through which the Corporation may attract able persons to serve as directors.

  The aggregate net number of shares which may be issued under the Plan is limited to 500,000 shares of Common Stock, subject to proportionate adjustment in the event of stock splits and similar events. If a stock option is exercised by delivering previously owned shares of Common Stock in payment of the option price, the number of shares so delivered to the Corporation shall again be available for purposes of the Plan. If a stock option is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan.

Administration

  The Plan will be administered by the Human Resources Committee (the "Committee") of the Board of Directors. The Committee has the power to interpret the Plan and to prescribe rules, regulations and procedures in connection with the operations of the Plan.

  Notwithstanding the discretion to administer the Plan granted to the Committee, the selection of the directors to whom stock options are to be granted under the Plan, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option will be as set forth in the Plan, and the Committee will have no discretion as to such matters. Participation in the Plan does not disqualify a director from serving as a member of the Committee.

Stock Options

  On January 2 or, if January 2 is not a day on which the principal market for the Common Stock is open for trading, then on the first such trading day, of each of the years 2000 through 2005, each person who is then a member of the Board of Directors of the Corporation and who is not then an employee of the Corporation or any of its subsidiaries (a "non-employee director") will be granted a "nonstatutory stock option" (i.e., a stock option which does not qualify under Section 422 of the Internal Revenue Code of 1986) to purchase 5,000 shares of Common Stock. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each non-employee director to be granted an option for 5,000 shares, then each non-employee director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of non-employee directors, disregarding any fractions of a share.

  The option price for each stock option will be the fair market value of the Common Stock on the date the stock option is granted. Fair market value, for this purpose, will generally be the mean between the publicly reported high and low sale prices per share of the Common Stock for the date as of which fair market value is to be determined. On March 30, 2000, the fair market value of a share of Common Stock, as so computed, was $16.91.

  No stock option may be exercised while the grantee remains a director prior to the second anniversary of the date of grant, unless the exercise date has been accelerated upon the occurrence of one or more of the events described under "Acceleration of Options in Certain Events" below. No stock option may be exercised after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

  If a grantee's service as a director terminates for any reason other than resignation or removal for cause, any unexpired option will be exercisable for a period of one year following the date of termination, whether or not the option was exercisable at the date of termination. If a director resigns or is removed from office for cause, any option which is not yet exercisable will be forfeited, and any exercisable option must be exercised within 90 days. In no event may an option be exercised during the first six months of its term, except in cases of death or disability or unless the exercise date has been accelerated upon the occurrence of one or more of the events described under "Acceleration of Options in Certain Events" below.

  The option price for each stock option will be payable in full in cash at the time of exercise. In lieu of cash, the person exercising the stock option may pay the option price in whole or in part by delivering to the Corporation shares of Common Stock having a fair market value (determined as provided above) on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash and no shares of Common Stock which have been held less than six months may be delivered in payment of the option price.

  Except to the extent otherwise determined by the Committee, no stock option granted under the Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option may be exercised during a grantee's lifetime only by the grantee or the grantee's guardian or legal representative.

  Subject to the foregoing and the other provisions of the Plan, stock options granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the stock option agreement.

Reload Options

  The Plan provides that if a stock option is exercised by delivering previously owned shares of Common Stock in payment of the option price, the person exercising the stock option will automatically be granted a new option (a "reload option") (1) for a number of shares of Common Stock equal to the number of shares used to pay the option price of the original option, (2) with an option price equal to the market price on the date the original option is exercised and (3) having the same expiration date as the original option. Reload options will generally have the same other terms as the original option, except that a reload option would become exercisable six months, rather than two years, after its date of grant. The Plan provides for successive reloads, meaning that a reload option would also be granted upon a share-for-share exercise of a prior reload option. No reload option would be granted if an option is exercised after the original grantee has ceased to be a director or if the option price is paid in cash rather than in shares of Common Stock.

  Because reload options will be granted only for the number of shares used to pay the option price of the prior option, the grant of reload options will not increase the net number of shares a director may receive from an option above the 5,000 shares covered by an original option grant. Further, since the option price of a reload option will be equal to the fair market value on the date of exercise of the prior option, the grant of reload options will not increase the total appreciation above the original option price that the director may realize from the original option grant. However, by permitting a director to realize market price appreciation in stages, reload options will encourage earlier option exercises, thereby promoting the identification with shareholder interests which results from increased share ownership by directors.

Acceleration of Options in Certain Events

  The Plan provides for acceleration of the exercisability of stock options upon the occurrence of one or more events described in Section 6 of the Plan ("Section 6 Events"). Such an event is deemed to have occurred when (1) the Corporation acquires actual knowledge that any person (other than the Corporation, a subsidiary or an employee benefit plan sponsored by the Corporation) has acquired beneficial ownership of securities representing 10% or more of the voting power of the Corporation, (2) a tender offer is made to acquire securities representing 20% or more of the voting power of the Corporation, (3) a person other than the Corporation solicits proxies relating to the election or removal of 50% or more of any class of the Board of Directors or (4) the shareholders of the Corporation approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to the transaction will not own a majority of the voting power of the surviving or resulting corporation or any corporation which acquires the stock of the Corporation or more than 10% of its consolidated assets.

  Notwithstanding any other provision contained in the Plan, in case any
Section 6 Event occurs all outstanding stock options will become immediately and fully exercisable whether or not otherwise exercisable by their terms. The provision of the Plan for the acceleration of the exercise date of stock options upon the occurrence of a Section 6 Event may be considered as having an anti-takeover effect.

Miscellaneous

  No original stock option may be granted under the Plan subsequent to January 4, 2005. However, reload options may continue to be granted after that date during the terms of stock options then outstanding.

  The Board of Directors may amend or terminate the Plan at any time except that (1) without shareholder approval, no outstanding stock option may be amended to reduce the exercise price, and (2) no other amendment of the Plan may be made without shareholder approval if shareholder approval of the amendment is at the time required by law or by the rules of the NASDAQ National Market System. No amendment or termination of the Plan may, without the written consent of the holder of a stock option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

Federal Income Tax Consequences

  The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of nonstatutory stock options under present law.

  A director will not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option.

  Upon the exercise of a nonstatutory stock option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received by the optionee on the date of exercise. If the option price is paid in whole or in part in shares, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is treated as compensation received on the date of exercise of the nonstatutory stock option. Special rules apply upon the exercise by a director of a nonstatutory stock option in certain limited circumstances if there is a Section 16(b) restriction period following the date of exercise.

  The Corporation generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received.

  The acceleration of the exercise date of stock options or the exercise of a stock option following the occurrence of a Section 6 Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the director on certain amounts associated with the stock option and (ii) the loss of the compensation deduction which would otherwise be allowable to the Corporation.

Vote Required

  Approval of the adoption of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. An abstention or broker non-vote is not a vote cast and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

                              MANAGEMENT PROPOSAL

                                Proposal No. 4
                    RATIFICATION OF APPOINTMENT OF AUDITORS

  Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Corporation for 2000.

  Although the appointment of independent auditors is not required to be approved by the shareholders, the Board of Directors believes the shareholders should participate in the selection of independent auditors through the ratification process. The Board of Directors recommends that the shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP. A vote of the shareholders not to ratify the appointment of Ernst & Young LLP will be considered as a direction to the Audit Committee to recommend other independent auditors for appointment for the following year.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.

  Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. An abstention is not a vote cast and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table is a summary of the compensation for the years 1999, 1998 and 1997 awarded or paid to, or earned by, the Corporation's Chief Executive Officer, the Corporation's four other most highly compensated executive officers in 1999 and one additional individual who would have been among the five highest paid executive officers for 1999 but for the fact that he was no longer serving as an executive officer at the end of the year (the "Named Officers"):

                                                                         Long-Term Compensation
                                                                     ------------------------------
                                            Annual Compensation             Awards         Payouts
                                       ----------------------------- --------------------- --------
                                                            Other    Restricted   Shares                 All
                                                            Annual     Stock    Underlying   LTIP       Other
                                                  Bonus    Compen-     Awards    Options   Payouts     Compen-
Name and Principal Position Held  Year Salary($)  ($)(1)  sation ($)    (2)       (#)(3)    ($)(1)  sation ($)(4)
--------------------------------  ---- --------- -------- ---------- ---------- ---------- -------- -------------
Carl L. Campbell (5)....          1999 $461,787  $      0               $ 0      125,255   $      0   $ 74,056
Chairman and                      1998  426,693   128,177     --          0       21,786    121,720     54,975
Chief Execuive Officer            1997  401,549   168,505     --          0       25,500          0     67,445
Mark L. Pulaski (5).....          1999 $351,358  $      0               $ 0       90,000   $      0   $ 38,461
President and                     1998  322,491    30,876     --          0       10,379     66,458     28,920
Chief Operating Officer           1997  301,154    83,964     --          0       13,500          0     40,609
Ben G. Rooke............          1999 $261,000  $      0               $ 0       60,894   $      0   $ 30,905
Vice Chairman, General            1998  217,057    31,799     --          0        5,000     43,114     26,387
Counsel and Secretary             1997  205,790    57,531     --          0        9,240          0     38,192
James M. Deitch (5).....          1999 $241,337  $      0               $ 0       42,500   $      0   $468,568
Executive Vice President          1998  202,654   107,300     --          0        3,500     33,824     14,175
Robert E. Leech (5).....          1999 $200,781  $      0               $ 0       32,500   $      0   $ 22,542
Executive Vice President          1998  189,431    36,146     --          0        3,500     33,824     19,990
Robert R. Wozniewicz
 (5)....................          1999 $210,810  $      0               $ 0       32,500   $      0   $ 72,479
Executive Vice President          1998  183,528    26,064     --          0        3,500     33,824     20,498

--------
(1) Bonus and LTIP payout information is reported by year in which earned.

(2) The Corporation has made no restricted stock awards.

(3) Options are reported in the year in which granted. The number of options granted includes reload options as follows: Mr. Campbell, 5,255 shares in 1999 and 6,786 shares in 1998; Mr. Pulaski, 1,379 shares in 1998 and 801 shares in 1997; Mr. Rooke 894 shares in 1999 and 240 shares in 1997.

(4) The 1999 amounts reported in this column consist of the loan value of the actual premium paid by the Corporation for a split-dollar insurance policy for the Named Officers as follows: Mr. Campbell, $18,774; Mr. Pulaski, $8,458; Mr. Rooke, $11,041; Mr. Deitch, $6,095; Mr. Leech, $10,762; and Mr. Wozniewicz $10,032; imputed interest income for 1999 on loans to the Named Officers under the Corporation's Management Stock Ownership Program as follows: Mr. Campbell, $33,039; Mr. Pulaski, $16,446; Mr. Rooke, $9,858; Mr. Deitch, $5,290; Mr. Leech, $4,757; and
     Mr. Wozniewicz, $4,650; employer matching contributions to the Corporation's retirement savings plans as follows: Mr. Campbell, $21,729; Mr. Pulaski, $13,557; Mr. Rooke, $9,617; Mr. Deitch, $8,433; Mr. Leech, $6,745; and Mr. Wozniewicz, $7,842; the above market portions of interest accrued for 1999 under one retirement savings plan as follows: Mr. Campbell, $514; Mr. Rooke, $389; and Mr. Leech, $278; payment to Mr. Deitch in the amount of $448,750 as discussed on page 21; and payment to Mr. Wozniewicz in the amount of $49,955 as reimbursement for relocation expenses.

(5) Mr. Campbell and Mr. Pulaski assumed new positions effective November 18, 1999 as follows: Mr. Campbell, Chairman, President and Chief Executive Officer; Mr. Pulaski, President of the Wealth Management Division of the Corporation's Bank subsidiary. Compensation information for 1997 is not provided for Messrs. Deitch, Leech and Wozniewicz as they did not serve as executive officers of the Corporation during this year. Mr. Deitch's employment as an executive officer of the Corporation terminated as of December 17, 1999.

Stock Option Grants in 1999

  The following table sets forth information concerning the individual grants of options to purchase the Corporation's Common Stock made to the Named Officers in 1999:

                                           Individual Grants
                            ------------------------------------------------
                              Number    Percent of
                            of shares  total options                            Grant
                            underlying  granted to     Exercise                 date
                             options     employees      Price     Expiration   present
      Name                  granted(#)  in 1999(1)   ($/Share)(2)  date(3)   value($)(4)
      ----                  ---------- ------------- ------------ ---------- -----------
      Carl L. Campbell        20,000        2.45%       $36.41     01/04/09   $174,010
                             100,000       12.25%       $39.94     01/21/09   $740,630
                               5,255        0.64%       $20.22     12/31/00   $  9,781
      Mark L. Pulaski         12,000        1.47%       $36.41     01/04/09   $104,406
                              75,000        9.19%       $39.94     01/21/09   $555,473
                               3,000        0.37%       $35.22     03/25/09   $ 22,250
      Ben G. Rooke             7,500        0.92%       $36.41     01/04/09   $ 65,254
                              50,000        6.13%       $39.94     01/21/09   $370,315
                               2,500        0.31%       $35.22     03/25/09   $ 21,042
                                 894        0.11%       $30.31     06/30/00   $  2,543
      James M. Deitch (5)      5,000         .61%       $36.41     01/04/09   $ 43,503
                              25,000        3.06%       $39.94     01/21/09   $185,158
                              12,500        1.53%       $35.22     03/25/09   $105,209
      Robert E. Leech (5)      5,000         .61%       $36.41     01/04/09   $ 43,503
                              25,000        3.06%       $39.94     01/21/09   $185,158
                               2,500         .31%       $35.22     03/25/09   $ 21,042
      Robert R. Wozniewicz     5,000         .61%       $36.41     01/04/09   $ 43,503
                              25,000        3.06%       $39.94     01/21/09   $185,158
                               2,500         .31%       $35.22     03/25/09   $ 21,042

--------
(1)  Total options granted to employees in 1999 were 816,038.

(2) The exercise price of each option is equal to the fair market value on the date of the option grant, except for the options expiring on 1/21/09 which were premium options granted at 110% of the fair market value on the date the options were granted.

(3) All options, except reload options, become exercisable approximately two years after the date of grant. Reload options become exercisable 6 months after date of grant. All options are subject to possible acceleration in certain events involving an actual or potential change in control of the Corporation. All options have revocable reload rights. The option granted to Mr. Campbell for 5,255 shares and the option granted to Mr. Rooke for 894 shares are reload options.

(4) The grant date present value of the options has been determined utilizing the Black-Scholes option pricing model. The assumptions used to arrive at the present values were: stock price volatility of .2300; expected dividend yield of 3.1%; expected seven-year option term; and a 4.7% risk-free rate of return.

(5) These options for Messrs. Deitch and Leech terminated upon cessation of employment.

Aggregated Option Exercises in 1999 and Option Values as of December 31, 1999

  The following table sets forth information concerning stock options exercised by the Named Officers in 1999 and unexercised stock options held by the Named Officers as of December 31, 1999

                                               Number of Shares        Value of Unexercised
                                            Underlying Unexercised     in-the-money Options
                        Shares     Value      Options at 12/31/99        at 12/31/99($)(2)
                      Acquired on Realized ------------------------- -------------------------
Name                  Exercise(#)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
----                  ----------- -------- ----------- ------------- ----------- -------------
Carl L. Campbell        23,744    $309,528   313,298      140,255     $117,376      $4,436
Mark L. Pulaski          4,381    $ 66,905    99,803       99,000     $157,844      $    0
Ben G. Rooke             8,318    $134,391    90,357       65,000     $147,999      $    0
James M. Deitch         15,000    $190,020    10,896            0     $  4,408      $    0
Robert E. Leech          6,286    $120,246    28,440       36,000     $  9,112      $    0
Robert R. Wozniewicz    29,900    $305,215    24,370       36,000     $ 60,338      $    0

--------
(1) Represents the difference between the market value on the date of exercise of the shares acquired and the option price of those shares.

(2) Represents the difference between the aggregate market value at December 31, 1999 of the shares subject to the options and the aggregate option price of those shares.

                         STOCK PRICE PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total returns (assuming reinvestment of dividends) for the five years ended December 31, 1999 of $100 invested on December 31, 1994 in each of the Common Stock, the CRSP Total Return Index for the NASDAQ Stock Market (U. S. Companies) and the CRSP Total Return Index for NASDAQ Bank Stocks.



                             [GRAPH APPEARS HERE]



Year Ended December 31    1994    1995    1996    1997    1998    1999

KEYSTONE                  $99     $104    $136    $226    $215    $127

NASDAQ U.S.               $98     $141    $173    $213    $299    $541
Stock Market

NASDAQ                    $100    $149    $197    $333    $327    $315
Bank Stocks

                           HUMAN RESOURCES COMMITTEE
                     1999 REPORT ON EXECUTIVE COMPENSATION

  In compliance with the Securities and Exchange Commission ("SEC") guidelines on disclosure of executive compensation levels and practices, the Human Resources Committee ("the Committee") of the Corporation's Board of Directors has prepared the following report for shareholders and other interested parties.

Role and Composition of the Human Resources Committee

  The role of the Committee with respect to associate compensation is to approve the total compensation philosophy of the organization and to monitor compensation plans and related practices for conformity with that philosophy.

  The Corporation's Human Resources department developed a comprehensive compensation strategy, which included moving the Corporation to broadbanding. Broadbanding is a consolidation of existing job grades into fewer, wider, salary bands. As a result of this effort some of the Executives have a greater percentage of their total compensation directly linked to the Corporation's performance.

  Specifically, in the area of executive compensation, the Committee's role includes reviewing and approving appropriate compensation and benefit plans, reviewing the Chief Executive Officer's recommendations on compensation for executive officers, and determining compensation for executive officers and for the Chief Executive Officer. An essential component of this role is the review and approval of performance standards set for the Corporation's merit and incentive programs and monitoring actual performance against those standards.

  The Committee is composed of six non-employee directors. Except for discussions and decisions concerning their own compensation, Mr. Campbell and Mr. Pulaski attended Committee meetings for discussions about executive compensation and offered recommendations on specific plans and individual actions for consideration by the Committee.

  The Committee met five times during 1999. This report discusses actions initiated and approved by the Committee over the course of the year.

Executive Compensation Program Objectives and Operating Philosophy

  The Corporation's executive compensation program is designed to (1) foster continuous improvement in corporate performance, (2) maximize shareholder value, (3) attract and retain qualified executives, and (4) recognize and reward executives' collective and individual contributions to the business. To these ends, the Corporation is employing a compensation strategy and specific compensation plans to tie a significant portion of executive compensation to the Corporation's success in meeting pre-determined performance goals and to appreciation in the Corporation's earnings and stock price.

  In setting performance standards for executive officers during 1999, the Committee considered the compensation philosophy, compared the Corporation's recent performance to industry indices/2/ and also considered the Corporation's stock price performance over the last few years. The target level of total compensation for the Corporation's executives, including the executive officers listed in the tables under "Executive Compensation" above, when expected performance is achieved, is the median level of market practice among financial services institutions of similar asset size. The compensation programs will provide above market level pay when the Corporation's performance exceeds the expected (Target) level of performance.

--------
 /2/The Committee and management review reports from securities and investment banking firms, e.g., SNL Securities and Keefe, Bruyette, and Woods, which monitor the performance of commercial banks and other financial services institutions. Most of the banks included in these reports are also included in the NASDAQ Bank Stock Index. Further, the Corporation's Finance Department annually prepares in-depth analyses of financial data on ten commercial banks of similar or larger asset size operating in the Pennsylvania, Maryland, West Virginia, Virginia, and Ohio banking markets.

  The primary performance measure used by the Committee is earnings per share. Other measures also considered by the Committee are asset quality, capital adequacy, and prudent risk management. In addition, the Committee considers the current economic environment and such subjective measures as the executive officers' leadership and management performance.

  The remainder of this report discusses specific plans, policies, and 1999 actions in each component of the executive compensation program.

Base Salaries

  Competitive market ranges for base salary for the executive officers are determined by evaluating the responsibilities of the positions, required skills and experiences, and prevailing pricing among financial services institutions of similar type and asset size for comparable positions.

  Typically, annual salary adjustments are determined through an evaluation of the Corporation's performance against its goals for the prior year, performance of functions and business units under the executive's management and the executive's performance against individual goals assigned for the prior year. The relative importance of each of the three criteria in making a salary adjustment decision for a given executive will vary among the executives and from year to year based on corporate priorities for that specific time period.

  Corporate goals are expressed in terms of gross revenue or earnings per share. Earnings per share is the basis for establishing the goals for the Management Incentive Compensation Plan ("MICP"), the annual short-term incentive plan which is part of the executives' total compensation package. An example of a business unit performance measure would be improved revenue performance against budgeted goals. An example of an individual performance measure would be the implementation of a new business product.

  Additionally, the executive's professional development, readiness for other and broader responsibilities in the organization and overall contribution to the management and the success of the business are considered. The Corporation's overall success, coupled with the achievements against functional/business unit and individual business goals, primarily determines the Committee's salary adjustment decision. The other factors noted may influence the Committee's decision.

  The Chief Executive Officer reviews the performance of each executive officer, except himself, with the Committee using a specific checklist of performance goals and performance characteristics, and he offers a specific pay increase recommendation for the Committee's consideration. The Chairperson of the Committee likewise uses and discusses with the Committee a similar checklist of performance goals and performance characteristics for the Chief Executive Officer, and he/she offers a recommendation to the Committee on an appropriate salary action for the CEO. These performance factors include: net income, asset growth, asset quality, risk management, customer service, leadership, community involvement, personal development, and the influence of the economy and regulatory factors on the performance of the Corporation. Once approved by the Committee, all salary actions for the executive officers are presented to the Board of Directors for ratification.

  In January 1999, the Committee approved the recommendation for a combined base salary freeze and premium priced option grants. Mr. Campbell's salary was frozen through 2001 at the $460,000 annual rate in effect since June 1998 in exchange for a premium priced grant of 100,000 shares. These options grants were granted in addition to the normal option grants received during 1999 and vest under the Corporation's standard terms.

Annual Performance Incentives

  The executive officers participate in the Corporation's MICP, an annual short-term incentive pay plan based primarily on earnings per share achievement against a specific goal. Where an officer has divisional responsibilities (e.g., Wealth Management), the majority (75%) of the participant's incentive award is based on the division's pre-tax, pre-allocation earnings performance, and the remainder (25%) is based on the Corporation's earnings per share performance. Officers of the Corporation, including eligible Named Officers as listed in the Executive Compensation Table, having corporate responsibilities receive incentive awards based solely on achievement of goals expressed in terms of earnings per share. The Committee has the discretion to modify the cash award for a particular officer if it determines such action is appropriate. Such action is based on a subjective evaluation of each officer's performance in such areas as teamwork, management and division performance, and support of integration efforts among different divisions and business lines.

  For 1999, the Committee approved a range of specific achievement levels for corporate earnings per share and divisional pre-tax, pre-allocation earnings. If threshold performance was not achieved, no payment would be made. If performance exceeded the threshold level of performance, actual awards would be proportionally greater in line with actual performance up to the defined maximum award amount.

  The Corporation's performance for 1999 did not meet the threshold goal established under MICP, and accordingly, Mr. Campbell did not qualify for a cash award.

Long Term Incentives

  Stock Options. Stock options were granted to each of the Named Officers, and selected senior officers of the Corporation in January 1999 under the Corporation's 1997 Stock Incentive Plan. These stock option grants were made according to the Committee's established guideline of granting options at fair market value using a declining percentage of base salary based on level of position within the organization to achieve the desired "mix" of long-term incentive income opportunity for a given position in the organization. The percentage of base salary ranged from 32.5% for the Chief Executive Officer to a low of 17.5% for executive and senior vice presidents, with the exact number of option grants determined by using the Black-Scholes option pricing model. The size of the award can vary from year to year based on corporate and individual performance. Corporate performance is usually gauged in terms of net income, although other financial measures and performance comparisons within peer group may also be considered. In the event of poor corporate performance or poor individual performance, the Committee can elect to make no award. If corporate and/or individual performance exceeds expectations, the Committee may grant larger than typical awards.

  The January 4, 1999 stock option awards were granted in recognition of the Corporation's increase in net income for 1998, and the Corporation's favorable ranking in the banking peer group. On January 21, 1999 a larger than normal option grant at a premium price was made to executive officers in recognition of their new role on the management committee and in recognition that a salary freeze was imposed for the year beginning January 1, 2000. The larger amounts were also granted in exchange for a salary freeze for Mr. Campbell and Mr. Pulaski for 1999 and 2000. The executive officers do not realize any gain from these options unless there is a 10% increase in the Corporation's stock price. This motivates them toward improved performance and links a greater percentage of their compensation to the Corporation's results. An additional stock option grant was awarded March 25, 1999 to the new senior management team after the restructuring to recognize their increased responsibilities.

  In deciding on stock options awards to eligible participants, the Committee does not currently consider the total number of outstanding options held by a participant or the number of shares held by the participant. The Committee has not canceled or re-priced any prior stock option grants.

  The granting of stock options is designed to align the executives' interests with those of the shareholders. Stock options are granted with an exercise price equal to or above the fair market value on the date of the grant. Grants carry a 2-year cliff vesting provision, which means that the option cannot be exercised for two years from the date of grant except in certain circumstances involving an actual or threatened change of control. The granting of options at fair market value or a premium over fair market value with a minimum 2-year vesting requirement provides an incentive for the executives to increase shareholder value over the long term since no benefit of the options can be realized unless stock price appreciation occurs.

  In addition to the previously mentioned 100,000 premium stock options, Mr. Campbell received stock option grants of 20,000 shares in 1999 which reflected the targeted percentage for his position. These grants included incentive stock options and nonstatutory stock options. Mr. Campbell participates in the Corporation's Stock Incentive Plan on the same basis as all other participants.

  1996 Performance Unit Plan. In 1996 the Board of Directors approved the implementation of the 1996 Performance Unit Plan (the "PUP plan") in which certain officers of the Corporation would participate. This PUP plan was approved by shareholders at the 1997 Annual Meeting. The Named Officers participate in the PUP plan.

  The PUP plan is a cash-based, long-term incentive plan. When approved, it was expected that the PUP plan would operate in three-year cycles beginning on January 1, 1996, with a new cycle commencing every two years, i.e., January 1, 1998; January 1, 2000; January 1, 2002. The 1996-1998 performance period ended on December 31, 1998. The payout was calculated using a three-year cumulative EPS number excluding extraordinary items. This was the first payout under the 1996 PUP plan. The total cumulative EPS for the 1996-1998 performance period was $5.69. This exceeded the threshold of $5.49. The per unit payment made was $39.70 as approved by the Committee during the January 1999 meeting. Mr. Campbell, who participates in this plan, received a cash award of $121,720 in 1999 for the three-year performance period. This award was based on the Corporation's three-year cumulative earnings per share exceeding the threshold level of the plan.

  The Corporation believes that stock options under its Stock Incentive Plans and performance unit awards under the PUP plan qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and the Corporation does not anticipate that it will be affected by the cap on deductibility of executive compensation imposed by that Section.

Other Executive Benefits

  In 1994, the Corporation implemented a split-dollar type of insurance policy which is owned by the covered executive. Under this policy, the Corporation has a collateral assignment which is intended to reimburse the Corporation for premiums paid into the policy when the policy is redeemed or the covered executive dies.

  In 1995, the Board of Directors approved the Management Stock Ownership Program ("MSOP"). The MSOP is intended, among other things, to promote alignment of management and shareholder interests and to encourage management to act like owners with a focus on value creation. To accomplish these purposes, the MSOP establishes stock ownership goals for the Named Officers and selected senior officers to be achieved over a five-year period. At the end of the five-year period, each officer, including the Named Officers, is expected to achieve a level of ownership of Common Stock having a value equal to an approved percentage of the officers' current base salary. New targets for ownership were approved by the Committee at their meeting in January, 1999. For the Chief Executive Officer the new target is 600%, for the Chief Operating Officer 400%, and for the Vice Chairman 300%. The Executive Vice Presidents have a target of 200% and other Executives have 150% and 100% targets depending on the level of position they hold within the Corporation.

  In order to assist officers in attaining their stock ownership goals, the MSOP provides for loans to the officers, in amounts not to exceed 50% of the officer's stock ownership goal, to be used to purchase shares of Common Stock from the Corporation at their fair market value on the date of purchase. Under the terms of the MSOP, the loans are made on a nonrecourse basis and without interest, but are secured by collateral having an initial value of 120% of the loan amount and consisting of the shares of Common Stock purchased with the loan plus additional shares of Common Stock or other acceptable collateral owned by the officer. The loans are payable in full upon demand of the Corporation at any time but not later than the target date for achieving the officer's stock ownership goal. The loans are also payable in full not later than 90 days after termination of the officer's employment with the Corporation or a subsidiary for any reason other than death and one year after termination due to death of the officer.

  In connection with the adoption of the MSOP, the Board recommended that the shareholders approve the 1995 Management Stock Purchase Plan ("MSPP"), which provides for the purchase of Common Stock from the Corporation by eligible associates at a price not less than fair market value and for the financing of such purchases through loans secured by the shares so purchased. The shareholders approved the MSPP at the 1995 Annual Meeting. As of December 31, 1999, 24 of the 27 eligible officers, including all of the Named Officers other than Mr. Deitch, were participating in the MSPP under the terms of the ownership program. 25 of the 27 eligible officers are on schedule to achieve their ownership goals.

Conclusion

  The Corporation's executive compensation program continues to evolve in line with the objectives noted earlier in this report: continuous improvement in annual corporate performance, maximizing shareholder value, attracting and retaining qualified executives, and recognizing and rewarding executives' contributions to the business.

  The Committee will continue to explore opportunities to enhance the variable aspects of executive compensation, so as to strengthen the link between total pay and corporate performance.

Respectfully Submitted by:

THE HUMAN RESOURCES COMMITTEE:         Richard G. King, Chairperson;
                                       Gerald E. Field;
                                       Philip C. Herr, II;
                                       William L. Miller;
                                       Ronald C. Unterberger; and
                                       G. William Ward

                         OTHER INFORMATION CONCERNING
                       DIRECTORS AND EXECUTIVE OFFICERS

Human Resources Committee Interlocks and Insider Participation

  The current members of the Human Resources Committee are the individuals whose names appear above. Ms. June Barry served as Chairperson of the Committee until she resigned as a member of the Board of Directors after the July 21, 1999 meeting of the Human Resources Committee. Mr. Campbell, the Corporation's Chairman and Chief Executive Officer, and Mr. Pulaski, the Corporation's former President and Chief Operating Officer (now serving as the Wealth Management Division President), are not members of the Human Resources Committee but were invited guests at Committee meetings in 1999. Mr. Campbell is involved in corporate compensation matters, including compensation decisions for all executive officers except himself. There are no interlocking relationships, as defined in regulations of the SEC, involving members of the Human Resources Committee.

Board and Committee Meetings

  The Executive Committee of the Board of Directors is composed of Messrs. Antanavage, Campbell, Devorris, Herr, King, Martz, Miller, and Wolfe. During 1999 the Executive Committee met ten times. The Executive Committee exercises the powers of the Board of Directors between Board meetings and makes recommendations to the full Board on various matters. The Executive Committee reviews the policy and practice of the Corporation and its subsidiaries in the areas of strategic planning and franchise expansion and reports its recommendations to the Board for action. The Executive Committee also functions as a nominating committee and in this capacity establishes criteria for selection of nominees to stand for election or reelection as Corporation directors at any Annual Meeting of shareholders and reports its recommendations to the Board for action. Any shareholder who desires to have an individual considered for nomination by the Board must submit his recommendation in writing to the Secretary of the Corporation at least 120 days prior to the Annual Meeting at which the election of directors will occur.

  The Audit Committee of the Board of Directors, which met five times during 1999, is composed of Messrs. Antanavage, Brubaker, Detwiler, Holman, Messenger, Rosini, Scheiner, and Schoeneman. The Audit Committee recommends the selection of independent auditors, provides oversight of the internal auditors of the bank and reviews the reports of those persons.

  During 1999 the Corporation's Board of Directors met eight times. All of the directors attended at least 75% of the meetings of the Board and committees of which they were members during the period they served as such.

Director Compensation

  In 1999, directors of the Corporation who are not salaried officers of the Corporation or its subsidiaries received an annual retainer of $10,000 (payable in Common Stock only) and an additional $2,000 (payable in cash or Common Stock) if they served as chairperson of a Board committee. In 1999, non-employee directors received $1,500 for each Board meeting they attended. For committee meetings attended on the same day as a regular Board meeting, non-employee directors received $750; for committee meetings attended on an adjoining day of a regular Board meeting date, non-employee directors received $1,000; and for any other committee meeting, non-employee directors received $1,500. Non-employee directors that participated in telephone conferences received $500.

  The Corporation's 1992 Director Fee Plan, which was approved by the shareholders at the 1992 Annual Meeting, permits non-officer directors to elect to receive payment of their compensation as Corporation and bank directors either in cash or Common Stock or to defer such compensation for subsequent payment in cash or Common Stock. During 1999, the Corporation accrued an aggregate total of $534,250 in director compensation. Of this amount, $277,700 was paid currently in cash or stock. The balance of $256,550 was deferred compensation, of which $65,200 will be paid in cash and $191,350 will be paid in stock.

  The Corporation's 1995 Non-Employee Directors' Stock Option Plan was approved by the shareholders at the 1995 Annual Meeting. Its purposes are to promote the long-term success of the Corporation by creating a long-term mutuality of interests between the non-employee directors and shareholders of the Corporation, to provide additional inducement for such directors to remain with the Corporation and to assist the Corporation in attracting and retaining able persons to serve as outside directors. Under the Plan, directors who are not employees of the Corporation or a subsidiary receive annual stock option grants to purchase up to 2,812 shares of Common Stock at an option price equal to the market value on the date the options are granted. The options are exercisable two years from the date of grant, subject to acceleration in certain events involving an actual or potential change in control of the Corporation or retirement by the director. The options expire 10 years from the date of grant. Reload options are granted if a director exercises an option by paying the option price in shares of Common Stock. If approved by the shareholders, the proposed 2000 Non-Employee Directors' Stock Option Plan will replace the 1995 Plan, which expired following the January 2000 stock option grants.

  In connection with the acquisition of Financial Trust Corp in May 1997, the Corporation entered into an employment agreement with Mr. Wolfe. The agreement provides for Mr. Wolfe to be employed by the Corporation in a senior executive capacity through May 2000 at an all inclusive annual salary of $350,000. Thereafter, Mr. Wolfe will serve in a consulting capacity at an annual salary of $177,000 until his 65th birthday in August 2003. In the event of a change of control of the Corporation, as defined in the agreement, Mr. Wolfe may elect to receive the balance of the unpaid salary for the remainder of the agreement in a single lump sum.

Named Officer Stock Ownership

  Information concerning Mr. Campbell's beneficial ownership of Common Stock is included in the table above under "Proposal No. 1--Election of Directors." The following table shows the beneficial ownership of Common Stock by the other Named Officers as of March 30, 2000:

                                     Shares Beneficially Percent of Common Stock
Name                                      Owned (1)            Outstanding
----                                 ------------------- -----------------------
James M. Deitch.....................        23,943                .05%
Robert E. Leech.....................        34,762                .07%
Mark L. Pulaski.....................       176,863                .36%
Ben G. Rooke........................       146,950                .30%
Robert R. Wozniewicz................        42,213                .09%

--------
(1) Shares beneficially owned include the following shares of Common Stock which the Named Officers have the right to acquire under stock options which are or will become exercisable within 60 days under the Corporation's Stock Incentive Plans: Mr. Deitch, 3,080 shares; Mr. Leech, 14,104 shares; Mr. Pulaski,

   108,803 shares; Mr. Rooke, 95,357 shares and Mr. Wozniewicz, 27,870 shares. Shares beneficially owned also include the following shares of Common Stock in their 401(k) plan accounts for which they have the power to direct the voting only: Mr. Deitch, 1,062 shares; Mr. Leech, 1,434 shares; Mr. Pulaski, 4,024 shares; Mr. Rooke, 3,744 shares and Mr. Wozniewicz, 2,265 shares.

Named Officer Employment Agreements

  The Corporation has entered into employment agreements with certain of its officers, including the Named Officers listed in the summary compensation table. The employment agreements for all Named Officers are for rolling three-year terms (five years for the CEO) and provide that the officer will continue to be employed for the term of the agreement at not less than his current compensation unless sooner terminated for cause or by reason of death, disability or retirement. If the named officer's employment is terminated by the Corporation without cause or by the officer for "good reason" (as defined in the agreement) prior to expiration of the agreement, the officer is entitled to a payment of one and one-half times (two times for the CEO) his highest annual base salary within the last three years and to a continuation of employee benefits for 18 months (24 months for the CEO). Under this scenario, currently, each of the Named Officers would receive a payment as follows: Mr. Campbell, $923,574; Mr. Pulaski, $527,037; Mr. Rooke, $391,500; and Mr.
Wozniewicz, $316,215. Mr. Leech's employment agreement was terminated in connection with his resignation from the Corporation in January 2000.

  If the named officer's employment terminates in certain circumstances following a change in control of the Corporation, the officer is entitled to a payment of two and one-half times the sum of his highest annual base salary within the last three years and his highest annual incentive award during the last three years; a continuation of benefits for a period of twenty-four months; a release of the premium repayment obligation under his split-dollar life insurance agreement; and certain outplacement services. Under this scenario, currently, each of the Named Officers would receive a payment as follows: Mr. Campbell, $1,575,730; Mr. Pulaski, $1,088,305; Mr. Rooke, $796,328; and Mr. Wozniewicz, $620,498. In consideration of the agreements, each named officer agrees not to engage in any business in competition with the Corporation or its subsidiaries for a period of one year following any termination of his employment, other than a termination within two years after a change in control.

  In December 1999, Mr. Deitch's employment as an executive officer of the Corporation was terminated by mutual agreement. In settlement of all claims in connection with Mr. Deitch's employment, including his rights under his employment agreement, Mr. Deitch received a lump sum payment of $448,750 and a conditional release of the $31,500 premium repayment obligation under his split-dollar life insurance agreement.

Retirement Plans

  The Corporation has a noncontributory retirement plan which covers substantially all employees, as well as supplemental plans to pay on an unfunded basis to certain management employees, including the Named Officers, benefits which would have been payable under the principal retirement plan but for certain limitations contained in the Internal Revenue Code or the decision of the officer to defer compensation otherwise subject to the plan. The following table shows the combined annual retirement benefits payable under these plans to participants, including the Named Officers, in selected compensation and years of service classifications:

   5-Year                           Years of Service
  Average      ----------------------------------------------------------------
Compensation      10         15         20         25         30         35
------------   --------   --------   --------   --------   --------   --------
  200,000      $ 30,851   $ 46,277   $ 61,702   $ 77,128   $ 92,553   $107,979
  300,000        47,351     71,027     94,702    118,378    142,053    165,729
  400,000        63,851     95,777    127,702    159,628    191,553    223,479
  500,000        80,351    120,527    160,702    200,878    241,053    281,229
  600,000        96,851    145,277    193,702    242,128    290,553    338,979
  700,000       113,351    170,027    226,702    283,378    340,053    396,729
  800,000       129,851    194,777    259,702    324,628    389,553    454,479

  The amounts shown in the table are straight-life annuity amounts, assuming normal retirement at age 65 and no election of any available survivorship option, and are not subject to offset for social security or other benefits received by the participant. Benefits under the plans vest after five years and are based on the participant's average compensation for the five highest years in the ten years immediately preceding retirement, with compensation including substantially all taxable and deferred compensation. The 1999 covered compensation for the Named Officers and their years of credited service at December 31, 1999 are as follows: Mr. Campbell, $461,787 (27 years); Mr. Pulaski, $351,358 (16 years); Mr. Rooke, $261,000 (17 years); Mr. Deitch, $241,336 (7 years); Mr. Leech, $200,781 (9 years); and Mr. Wozniewicz, $210,810 (24 years).

Certain Transactions

  Director Devorris is a limited partner in a partnership that leases office space at market rate to the Corporation and its bank subsidiary. Mr. Devorris' limited partnership interest is 50%. The total rent paid by the Corporation and the bank in 1999 was $610,200. Director Brubaker is a partner in a law firm that provided legal services to the Corporation in 1999.

  As described above in the Human Resources Committee Report under "Other Executive Benefits," the Corporation has made loans to certain of its executive officers under the Management Stock Ownership Program. The largest amounts of such loans outstanding to the Named Officers since January 1, 1999 and the amounts of such loans currently outstanding are as follows: Mr. Campbell, $1,380,000; Mr. Pulaski, $699,983; Mr. Rooke, $389,976; and Mr.
Wozniewicz, $209,988. The loans to Mr. Deitch and Mr. Leech were repaid following termination of their employment. The largest amount of such loan outstanding since January 1, 1999 was as follows: Mr. Deitch, $249,983; and Mr. Leech, $199,995. No interest is charged on loans made under this program, but interest is imputed to the officer and deductible by the Corporation for federal income tax purposes. The amounts of interest income imputed to the Named Officers in 1999 in connection with loans under the program are included in the "All Other Compensation" column in the Summary Compensation Table under "Executive Compensation" above.

  The Corporation's bank subsidiary has made loans in the ordinary course of business to certain directors and executive officers of the Corporation, including members of their immediate families and corporations or other organizations in which such persons have a beneficial interest of 10% or more or are associated as officers, partners or trustees. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Corporation file reports with the SEC with respect to changes in their beneficial ownership of the Common Stock. Based solely upon a review of the copies of the reports of its directors and officers furnished to the Corporation and written representations by certain persons that reports on Form 5 were not required, the Corporation believes that all 1999 Section 16(a) filing requirements applicable to its directors and officers were complied with.

                             SHAREHOLDER PROPOSALS
                              Proposals 5A and 5B

  Set forth below are two proposals received from shareholders. The first proposal (Shareholder Proposal 5A) recommends to the Board of Directors that it engage an investment banking firm to explore a sale or merger of the Corporation. The second proposal (Shareholder Proposal 5B) recommends to the Board that it take steps to remove from the Corporation's Restated Articles of Incorporation and Bylaws provisions previously approved by the shareholders in order to protect the Corporation and its shareholders from hostile takeover abuses. These proposals are included in the Proxy Statement in accordance with the rules of the Securities and Exchange Commission and are not endorsed by the Board of Directors. The Board of Directors recommends that shareholders vote AGAINST approval of Shareholder Proposal 5A and AGAINST approval of Shareholder Proposal 5B.

  Shareholder Proposal 5A is similar and Shareholder Proposal 5B is identical to proposals which were submitted by the same persons last year and rejected by the shareholders at the 1999 Annual Meeting. As with the 1999 proposals, the Board of Directors opposes both of this year's proposals because it believes that they are based on a faulty premise. Both proposals are based on the premise that the Corporation should be promptly sold because, in the view of the proponents, such a sale would enable them to realize a premium over the current market price of the Corporation's stock. The Board does not contest the proponents' assertion that a sale of the Corporation might produce a short-term profit to shareholders in the form of a premium over current market prices. The Board strongly disagrees, however, that this fact alone, even if true, is any indication that an immediate sale of the Corporation would be desirable or in the best interests of the Corporation and its shareholders. If it were, then there would be scarcely a corporation in the country that should not be sold immediately.

  A decision as to whether or when to sell a company such as the Corporation involves a complex balancing of a variety of factors. It involves estimating the short-term returns that might be achieved if the Corporation were sold in the current market and in its current financial and business posture. It involves comparing these with the long-term returns which might be achieved as an independent company through execution of the Corporation's business plan or through a future sale of the Corporation under different market conditions or after execution of the business plan had changed the financial or business posture of the Corporation. It involves considering the effects of a decision to sell the Corporation, and the manner in which such a decision is announced and executed, on the employee and customer base which represent the inherent value of the Corporation to an even greater extent than its financial assets.

  Because the making of such decisions requires detailed knowledge of the Corporation's business, plans, prospects and the markets in which it operates and the time to study and consider the myriad of factors involved, the Pennsylvania Business Corporation Law places the responsibility for making decisions as to whether, when and how to sell the Corporation in the Board of Directors, subject to the ultimate control of the shareholders through their power to elect the members of the Board. The statutes also place upon the Board of Directors the fiduciary duty to make such decisions only in the manner that it believes in good faith, after a proper investigation, to be in the best interests of the Corporation.

  In the exercise of its fiduciary duties to the Corporation, the Board does consider the sale of the Corporation as an alternative for maximizing long-term shareholder value. The Board regularly reviews with management mergers in the financial industry and potential combinations involving the Corporation. The Corporation also regularly asks investment bankers and other professionals to make presentations to the Board concerning mergers, the consolidation of the banking industry in general and the future of the industry. Finally, the Board has in the past and is prepared in the future to carefully and fairly consider and evaluate any good faith offer to purchase or merge with the Corporation.

  While the Board regularly receives advice from investment banking firms, the Board has not engaged and does not presently intend to engage an investment banker for the specific purpose of selling the Corporation or evaluating the price that could be received in a sale or merger. To publicly announce such an engagement, as does Shareholder Proposal 5A, would be viewed in the industry in the same manner as hanging a "for sale" sign on the Corporation's front door.

  Even if the Board had determined, which it has not, that an immediate sale of the Corporation in the current environment offers the best long-term prospects for the Corporation and its shareholders and other constituents, the Board would not go about achieving a sale in this manner. In the opinion of the Board of Directors, such an announcement could only be expected to have the immediate effect of lowering the price that could be achieved in any sale or merger transaction that might otherwise have occurred. In addition, the uncertainty that such an announcement would engender among the Corporation's employees and customers would produce an immediate and ongoing deterioration in the business and value of the Corporation. Any sale that might be achieved after an announcement such as that contemplated by Shareholder Proposal 5A could be the equivalent of a "going out of business" sale. The Board believes that the Corporation's franchise has significant long-term value. The Board does not believe that a fire sale is the manner in which to achieve that value for the shareholders.

  At the Annual Meeting of Shareholders in 1987, the shareholders approved a series of amendments to the Corporation's Restated Articles of Incorporation which had the expressed purpose of helping to assure that any person seeking to acquire control of the Corporation would have to negotiate with the Board of Directors and could not unilaterally determine the price the Corporation's shareholders would receive. The amendments approved by the shareholders divided the Board of Directors into three classes, with one class elected at each Annual Meeting,/3/ eliminated cumulative voting in the election of directors/4/ and required special shareholder votes for mergers and other business combinations or amendments to the Restated Articles or Bylaws which were not approved by the Board./5/ Shareholder Proposal 5B recommends that the Board take action to repeal these provisions/6/ because they present an "obstacle for a suitor of the Company who is not approved by the Board of Directors but who seeks to acquire the Company at a stock price above current market prices."

  The Board agrees with the proponent that these provisions may present an obstacle to any person who seeks to avoid negotiating with the Board of Directors concerning the price and terms upon which control of the Corporation may be acquired. That is precisely their purpose. The Board disagrees, however, with the proponent's characterization of these provisions as "anti-takeover" defenses. The purpose and effect of these provisions is not to prevent a takeover of the Corporation. Rather, their purpose and effect is to help provide the Board of Directors with the negotiating leverage necessary for it to fulfill its fiduciary duty to assure that any takeover of the Corporation which does occur is not merely "at a stock price above current market prices," but at a price and upon terms which reflect the true long-term value of the Corporation's franchise.

  For the reasons indicated above the Board of Directors unanimously recommends that the shareholders vote AGAINST approval of Shareholder Proposal 5A and AGAINST approval of Shareholder Proposal 5B. These proposals, and the statements of the proponents in support of the proposals, are quoted below. The Corporation assumes no responsibility for the content of these materials. The names of the proponents and the numbers of shares which they hold will be furnished to any shareholder upon request to the Corporate Secretary at the address indicated on page 1.

SHAREHOLDER PROPOSAL 5A:

                                   "PROPOSAL

  "RESOLVED, it is recommended that the Board of Directors of Keystone Financial, Inc. ('the "Company") engage an investment banking firm to advise the Company on ways to maximize shareholder value, including the sale or merger of the Company.

  "YOUR VOTE IS IMPORTANT. PLEASE VOTE YES ON THIS PROPOSAL."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" APPROVAL OF SHAREHOLDER PROPOSAL 5A.

--------
   /3/Article 8.1 of the Restated Articles, the substance of which is repeated in Sections 2.01 and 2.10 of the Bylaws.

   /4/Article 12 of the Restated Articles.

   /5/Article 9 of the Restated Articles (mergers and other business combinations), Article 10.3 of the Restated Articles (amendment of the Restated Articles) and Article 8.3 of the Restated Articles amendment of the Bylaws). In each case, the special vote required is 75% of the outstanding voting shares plus a majority of the shares which are not beneficially owned by any 20% shareholder. Section 9.01 of the Bylaws repeats the substance of Article 8.3 of the Restated Articles concerning amendment of the Bylaws, and Article 10.2 of the Restated Articles gives the Board of Directors the power to interpret the Restated Articles and to make any determinations required to implement their provisions.

   /6/Proposal 5B also seeks repeal of Section 1.02 of the Bylaws, which authorizes the Chairman, the President or the Board of Directors to call a special meeting of shareholders, and Section 2.04 of the Bylaws, which authorizes the Chairman, the President or one-fourth of the members of the Board to call a special meeting of the Board of Directors. Under the Pennsylvania Business Corporation Law, if these provisions were repealed, then only a majority of the Board of Directors would have the authority to call special meetings of the shareholders or the Board.

SHAREHOLDER PROPOSAL 5B:

                             "Shareholder Proposal

  "Resolved, it is recommended that the Board of Directors of Keystone Financial, Inc. make every effort, unless precluded by applicable state or federal law, to remove the following "anti-takeover' defenses from the Company's Certificate of Incorporation and Bylaws:

  "1. Article 8.1 (b) of the Company's Certificate of Incorporation.

  "2. Article 8.1 (c) of the Company's Certificate of Incorporation.

  "3. Article 8.1 (d) of the Company's Certificate of Incorporation.

  "4. Article 8.3 of the Company's Certificate of Incorporation.

  "5. Article 9 of the Company's Certificate of Incorporation.

  "6. Article 10.2 of the Company's Certificate of Incorporation.

  "7. Article 10.3 of the Company's Certificate of Incorporation.

  "8. Article 12 of the Company's Certificate of Incorporation.

  "9. Article I, Section 1.02 of the Company's Bylaws.

  "10. Article II, Section 2.01 of the Company's Bylaws.

  "11. Article II, Section 2.04 of the Company's Bylaws.

  "12. Article II, Section 2.10 of the Company's Bylaws.

  "13. Article IX, Section 9.01 of the Company's Bylaws.

                             "Supporting Statement

  "The Certificate of Incorporation and Bylaws of Keystone Financial, Inc. (the "Company') presently contain "anti-takeover' defenses which place considerable restrictions on the ability of the stockholders to effectuate a proposed takeover of the company that has not been approved by the Board of Directors. These anti-takeover defenses may deprive stockholders the opportunity to receive a substantial premium for their shares of stock. With the anti-takeover defenses in place, potential takeover attempts, however lucrative to the stockholders, stand little chance of success if the Board of Directors decides, for whatever reason, to withhold its approval.

  "The existence of these defenses may present an insurmountable obstacle for a suitor of the Company who is not approved by the Board of Directors but who seeks to acquire the Company at a stock price above current market prices. These provisions may also create negative connotations and serve to discourage other suitors from even pursuing a takeover of the company. Moreover, these provisions restrict the stockholders' ability to alter the composition of the Board of Directors.

  "Please join me in voting Yes for this proposal."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" APPROVAL OF SHAREHOLDER PROPOSAL 5B.

Vote Required

  Approval of either shareholder proposal would require a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. An abstention or a broker non-vote is not considered a vote cast and would not be included in determining the number of votes required for approval.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

  The Bylaws of the Corporation require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in the Bylaw, so that it is received by the Corporation not later than the date of the notice deadline determined under the Bylaw. This notice deadline will generally be 120 days prior to the anniversary date of the Corporation's Proxy Statement for the previous year's annual meeting, or December 8, 2000 for the Corporation's Annual Meeting in 2001.

  The Bylaw described in the preceding paragraph does not affect the right of a shareholder to request inclusion of a shareholder proposal in the Corporation's Proxy Statement pursuant to SEC Rule 14a-8 or to present for action at an Annual Meeting any proposal so included. Rule 14a-8 requires that notice of a shareholder proposal requested to be included in the Corporation's Proxy Statement pursuant to the Rule must also generally be received by the Corporation not later than 120 days prior to the anniversary date of the Corporation's Proxy Statement for the previous year's Annual Meeting. For the Corporation's Annual Meeting in 2001, this deadline would also be December 8, 2000.

  The Corporation's Restated Articles of Incorporation require that any shareholder who intends to nominate a candidate for election as a director of the Corporation must furnish a written notice of the nomination, containing the information specified in the Articles, so that it is received by the Corporation not later than 120 days in advance of the meeting at which the election is to be held.

  The notices of shareholder proposals and nominations described under this caption must be given to the Secretary of the Corporation at the address set forth on page 1. A copy of the Bylaw and Articles provisions described above will be furnished to any shareholder upon written request to the Secretary at the same address.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, no matters are expected to be presented to the shareholders for action at the Annual Meeting other than those referred to in the Notice of Meeting. However, if any further business should properly come before the meeting, the persons named in the accompanying proxy will be authorized to vote on such matters in accordance with their best judgment.

                          ANNUAL REPORT ON FORM 10-K

  Upon written request to the Investor Relations Department of the Corporation, at the address set forth on page 1, the Corporation will furnish without charge to any shareholder whose proxy is solicited hereby a copy of the Corporation's 1999 Annual Report on Form 10-K to the Securities and Exchange Commission, including the financial statements and schedules thereto.

                           EXPENSES OF SOLICITATION

  The cost of solicitation of proxies for the Annual Meeting will be paid by the Corporation. The Corporation has retained the firm of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for the Annual Meeting. For these services, Georgeson will receive a fee not to exceed $10,000, plus $4 per completed call in the event of telephone solicitation, and reimbursement for its out-of-pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward proxy materials to beneficial owners of shares held of record by them and will be reimbursed by the Corporation for their expenses. In addition to solicitation by mail, directors, officers and employees of the Corporation and its subsidiaries may solicit proxies in person or by telephone or otherwise. Such persons will receive no additional compensation for these services.

                                     By the Order of the Board of Directors,
                                     /s/ Ben G. Rooke
                                     Ben G. Rooke, Secretary

April 7, 2000

                                                       As Adopted March 23, 2000


                            KEYSTONE FINANCIAL, INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

     The purposes of the 2000 Employee Stock Purchase Plan (the "Plan") are to provide eligible employees of Keystone Financial, Inc. (the "Corporation") and its designated Subsidiaries a convenient opportunity to purchase shares of Common Stock, par value $2.00 per share, of the Corporation (the "Common Stock") through annual offerings financed by payroll deductions and to provide a stock ownership incentive for such employees to promote the continued success of the Corporation. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall accordingly be construed so as to extend and limit participation in a manner consistent with the requirements of section 423 of the Code and the regulations thereunder.


                                   SECTION 1
                                Administration

     The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and consisting of not less than two members of the Board.

     The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

     The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan shall be subject to the determination of the Committee, which shall be final and binding.


                                   SECTION 2
                                  Eligibility

     All full-time regular employees of the Corporation and any Subsidiary whose employees are authorized by the Committee to participate in the Plan shall be eligible to participate in the Plan during any Purchase Period, as defined in
Section 4, provided they have at least 90 days' continuous service with the Corporation or a Subsidiary immediately prior to the first day of such Purchase Period. The term "full-time regular employees" shall mean employees whose customary employment is (a) more than 20 hours per week and (b) more than 5 months in any calendar year. For purposes of determining whether an employee has at least 90 days' continuous service with the Corporation or a Subsidiary, prior service with any other corporation or entity shall be counted toward such requirement if as a result of a merger, acquisition or similar transaction such entity (a) becomes a Subsidiary whose employees are authorized to participate in the Plan or (b) becomes part of the Corporation or an existing Subsidiary whose employees are authorized to participate in the Plan.

     Notwithstanding any other provision of the Plan, no employee shall be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.


                                   SECTION 3
                        Shares Available Under the Plan

     The aggregate number of shares of Common Stock which may be issued under the Plan is 1,000,000 shares, subject to adjustment and substitution as set forth in Section 8. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.


                                   SECTION 4
                    Purchase Periods; Grant of Stock Options

     Unless otherwise determined by the Committee, (a) there shall be five (5) annual Purchase Periods under the Plan, (b) each Purchase Period shall be of twelve (12) months duration beginning on July 1 and ending on the following June 30 and (c) the first Purchase Period shall commence on July 1, 2000. In no event shall the duration of any Purchase Period exceed twenty-seven (27) months.

     On the first day of each Purchase Period, each employee participating in the Plan on such date shall be granted an option to purchase a number of full shares of Common Stock (subject to adjustment as provided in Section 8) determined by dividing (a) thirty percent (30%) of the employee's Regular Compensation, as defined in Section 5, for the twelve months immediately preceding the first day of the Purchase Period, by (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the first day of such Purchase Period, determined as provided in Section 7. To the extent an option to purchase shares of Common Stock is not exercised at the end of the Purchase Period as provided for in Section 6, the option shall not accrue and shall terminate.

     If as a result of a merger, acquisition or similar transaction occurring after the first day of the then current Purchase Period a corporation or other entity (a) becomes a Subsidiary whose employees are authorized to participate in the Plan or (b) becomes part of the Corporation or an existing Subsidiary whose employees are authorized to participate in the Plan, the Committee may authorize a special Purchase Period to accommodate the employees affected by such transaction, provided that such special Purchase Period is consistent with the requirements of section 423 of the Code and the regulations thereunder.

     Notwithstanding any other provision of the Plan, no employee participating in the Plan shall be granted an option which permits the employee's rights to purchase stock under all employee stock purchase plans under section 423 of the Code of the Corporation or any Subsidiary to accrue at a rate which exceeds $25,000 in fair market value of Common Stock, determined at the time such option is granted, or such other maximum as may be prescribed for qualifying employee stock purchase plans under section 423 of the Code, for each calendar year in which such option is outstanding at any time.


                                   SECTION 5
                               Payroll Deductions

     An eligible employee may become a participant in the Plan for a Purchase Period by completing the authorization for a payroll deduction on the form provided by the Corporation and filing it with the appropriate, designated Corporation employee by the enrollment deadline established for the Purchase Period. An eligible employee who was a participant in the Plan (or, in the case of the first Purchase Period under the Plan, the 1995 Employee Stock Purchase
Plan) at the close of the preceding Purchase Period shall automatically be enrolled as a participant in the Plan for the succeeding Purchase Period, if any, unless written notice of the employee's election not to participate for the succeeding Purchase Period is received by the designated Corporation employee by the enrollment deadline established for the Purchase Period.

     At the time an employee files an authorization for payroll deduction, the employee shall elect to have deductions made from the employee's pay for each pay period ending during the Purchase Period at a rate of not less than one percent (1%) and not more than twenty percent (20%), in whole percentages, of the employee's Regular Compensation for such pay periods. Unless a new payroll deduction authorization form changing the employee's prior payroll deduction is received by the designated Corporation employee by the enrollment deadline for a Purchase Period, an employee who is automatically reenrolled in the Plan for a Purchase Period by virtue of having been a participant for the preceding Purchase Period shall be deemed to have elected the same level of payroll deductions for the new Purchase Period as was in effect for the participant as of the close of the preceding Purchase Period. For this purpose, Regular Compensation shall mean the sum of (a) wages, as defined in Section 3401 of the Code, paid to an employee, including salary and wages, overtime, Management Incentive Compensation Plan payments, incentive bonuses and awards (whether paid in cash or in property) and Flex earnings paid in cash, but excluding the items set forth in the next succeeding sentence to the extent they are included in such definition of wages, and (b) any contribution made to the Keystone Financial, Inc. 401(k) Savings Plan pursuant to a salary reduction agreement (exclusive of the employer's matching contribution). Regular Compensation shall exclude (a) any fringe benefits not specifically listed in the preceding sentence, (b) relocation reimbursements and resettlement allowances and any related payments, (c) contributions or benefits (except as specifically listed in the preceding sentence) under any employee benefit plans maintained by the Corporation or a subsidiary (including the Supplemental Retirement Income Plan and the Savings Restoration Plan) and (d) any income realized as a result of participation in the Plan, the Corporation's Stock Incentive Plan or any similar plan maintained by the Corporation or a subsidiary. Notwithstanding the foregoing, no payroll deduction shall be made pursuant to a payroll deduction authorization form filed by any employee who has made a hardship withdrawal from the Keystone Financial, Inc. 401(k) Savings Plan for a period of 12 months from the date of such hardship withdrawal if the hardship withdrawal has been made in reliance on Treasury Regulation (S) 1.401(k)-1(d)(2)(iv)(B) or any successor regulation.

     Payroll deductions made under the Plan need not be set aside or segregated from other corporate funds of the Corporation or any Subsidiary and may be used for any corporate purpose. With respect to such payroll deductions and any interest accrued thereon, the rights of participants shall be those of an unsecured general creditor.

     An employee stock purchase account will be established for each employee participating in the Plan, and payroll deductions made pursuant to this Section 5 shall be credited to the individual employee's stock purchase account. The Corporation shall also credit each employee's stock purchase account with interest at such rate and at such times as the Committee may from time to time determine. Unless otherwise determined by the Committee, interest shall be credited to employee stock purchase accounts at the end of each pay period during a Purchase Period, on the last day of a Purchase Period, on the date of withdrawal as provided for below in this Section 5, on the date of termination of employment as provided in Section 9 and on the date of termination of the Plan.

     Subject to such rules, regulations or procedures as may be adopted by the Committee, an employee may at any time increase, decrease or suspend the employee's payroll deduction by filing a new payroll deduction authorization form. The change shall be effective as soon as practicable but in no event shall it become effective earlier than the first pay period ending after receipt of the form. Unless otherwise provided in rules, regulations or procedures established by the Committee, a payroll deduction may be changed only once during a Purchase Period. In addition, all payroll deductions for an employee will be automatically suspended for a period of 12 months from the date of a hardship withdrawal by the employee from the Keystone Financial, Inc. 401(k) Savings Plan if the hardship withdrawal has been made in reliance on Treasury Regulation (S) 1.401(k)-1(d)(2)(iv)(B) or any successor regulation.

     An employee may at any time prior to the last day of the Purchase Period and for any reason permanently withdraw the balance accumulated in the employee's stock purchase account, including interest accrued thereon, and thereby withdraw from participation in the Plan. An employee electing to withdraw must sign and deliver a notice of withdrawal as prescribed by the Committee, and the withdrawal shall be effective as of the date of receipt of the notice by the designated Corporation employee. Payroll deductions shall cease and the amounts credited to the employee's stock purchase account shall be paid to the employee as soon as practicable after receipt of the notice of withdrawal. The employee may thereafter elect to participate in the Plan for a subsequent Purchase Period but may not again elect participation for the Purchase Period including the date of withdrawal. Partial withdrawals shall not be permitted.

                                   SECTION 6
                               Purchase of Shares

     Subject to Section 9, and unless a notice of withdrawal has been received prior to such date as provided in Section 5, an employee having a balance in the employee's stock purchase account on the last day of a Purchase Period at least equal to the Purchase Price, as defined in Section 7, of a full share of Common Stock shall thereby automatically exercise the employee's option to purchase shares of Common Stock under the Plan. The number of shares purchased by each participating employee shall be determined by dividing (a) the balance in the employee's stock purchase account by (b) the Purchase Price for such Purchase Period, provided that the number of shares purchased shall not exceed the maximum number of shares subject to the option granted to the employee as provided in Section 4. No fractional shares shall be purchased. Any balance in an employee's stock purchase account after the exercise of the option and purchase of full shares shall be paid to the employee as soon as practicable, except that if an employee is a participant in the Plan for the succeeding Purchase Period, if any, and the employee does not notify the designated Corporation employee prior to the deadline established by the Corporation or, if none, prior to the first day of the succeeding Purchase Period that any such balance should be paid to the employee, any balance in the employee's stock purchase account which was not applied to the purchase of Common Stock because it was less than the Purchase Price of a full share shall remain in the employee's stock purchase account and be carried over to the succeeding Purchase Period.

     Certificates for full shares shall be issued to purchasing employees as soon as practicable after the end of each Purchase Period. Certificates shall be registered in the name of the employee, or if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with the right of survivorship, or in the name of the employee's spouse. As of the date of exercise, the person(s) in whose name(s) the Certificates are to be registered shall be considered for all purposes to be the owner of the shares with respect to which the stock options have been exercised.

     In lieu of issuing certificates, the Corporation may deposit shares purchased under the Plan to accounts established for participating employees with a broker or other agent, including a subsidiary of the Corporation.


                                   SECTION 7
                                 Purchase Price

     The Purchase Price of shares of Common Stock under the Plan for each Purchase Period shall be the lesser of (a) an amount equal to eight-five percent (85%) of the fair market value of the Common Stock as of the first day of such Purchase Period, the day the options are granted under the Plan, or (b) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock as of the last day of the Purchase Period, the day the options may be exercised under the Plan.

     Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon):
(a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of Common Stock for such date on The NASDAQ Stock Market or any successor ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 7. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 7 for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date.


                                   SECTION 8
                     Adjustment and Substitution of Shares

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock options and the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

     Subject to the Board's ability to terminate the Plan pursuant to Section 11, if the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities, or cash or other property, into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable. In lieu of any such adjustment, the Board or the Committee may set a date at or prior to the date the adjustment would otherwise be made, which date shall be treated as the last day of the Purchase Period then in progress for purposes of the pricing and exercise of all options then outstanding.

     In case of any adjustment or substitution as provided for in this Section 8, the Committee shall equitably adjust the formula for determining the Purchase Price of outstanding stock options in accordance with the requirements of sections 423 and 424 of the Code.

     No adjustment or substitution provided for in this Section 8 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     If any adjustment or substitution provided for in this Section 8 requires the approval of shareholders in order to enable the Corporation to grant stock options under the Plan, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, if the effect of any such adjustment or substitution would be to cause any outstanding option granted under the Plan to fail to continue to qualify as an option subject to sections 421 and 423 of the Code or to cause a modification, extension or renewal of such option within the meaning of section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of section 424 of the Code) of such outstanding stock option.


                                   SECTION 9
                   Termination of Employment, Transferability

     Participation in the Plan shall terminate as of the date of termination of employment of a participating employee (whether by death, retirement, disability or otherwise). In the event of a participating employee's termination of employment on or before the last day of a Purchase Period, payroll deductions shall be terminated as soon as practicable, no shares shall be purchased for such employee under Section 6 and the balance in the employee's stock purchase account shall be paid as soon as practicable to the employee, or in the event of the employee's death, to the employee's estate. The Committee shall have the power to determine the date of an employee's retirement or other termination of employment, and any such determination by the Committee shall be final and binding. The Corporation shall have no liability to any person in the event shares are purchased for a deceased employee under Section 6 prior to receipt by the designated Corporation employee of notice of the death of the participating employee.

     Rights granted under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way by a participating employee, other than on death as described above. Any other attempt to assign, transfer, pledge or otherwise dispose of rights under the Plan shall be without effect, except that the Corporation may treat such act as a notice of withdrawal from participation in the Plan in accordance with Section 5. Stock options granted under the Plan are not transferable by the participating employee otherwise than by Will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.


                                   SECTION 10
           Effect of the Plan on the Rights of Employees and Employer

     Nothing in the Plan or any stock option under the Plan shall give any employee any right to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time.

                                   SECTION 11
                           Amendment and Termination

     The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board, provided that no amendment of the Plan shall, without shareholder approval, (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 8, (b) amend the first paragraph of Section 7 to lower the minimum Purchase Price or (c) make any changes in the class of corporations whose employees may be offered options under the Plan.

     The Plan and all rights of employees under the Plan shall terminate on the earlier of:

          (a)  July 1, 2005;

          (b)  the date the Plan is terminated by the Board, in its discretion;
     or

          (c) the last day of the Purchase Period that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase under the Plan. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among the participating employees in such manner as it deems fair and which complies with the requirements under section 423 of the Code for employee stock purchase plans. In the event at any time during a Purchase Period it appears that the shares purchasable with authorized payroll deductions may exceed the number of shares remaining available for purchase under the Plan, the Committee shall have discretion to reduce the payroll deductions authorized by participating employees in such manner as it deems fair and which complies with the requirements under section 423 of the Code for employee stock purchase plans. The Corporation shall provide written notice to each affected employee of any such reduction.

     As soon as practicable following termination of the Plan, all amounts credited to the stock purchase accounts of participating employees, together with any interest accrued thereon, shall, to the extent not applied to the purchase of shares as provided in subparagraph (c) above, be refunded to the participating employees.


                                   SECTION 12
                             Effective Date of Plan

     The effective date and date of adoption of the Plan shall be March 23, 2000, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by a majority of the votes cast at a duly called and convened meeting of shareholders held on or prior to March 23, 2001 at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. Notwithstanding any other provision contained in the Plan, no stock option granted under the Plan may be exercised until after such shareholder approval.

                                                     As Adopted March 23, 2000


                            KEYSTONE FINANCIAL, INC.

                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The purposes of the 2000 Non-Employee Directors' Stock Option Plan (the "Plan") are to promote the long-term success of Keystone Financial, Inc. (the "Corporation") by creating a long-term mutuality of interests between the non-employee Directors and shareholders of the Corporation, to provide an additional inducement for such Directors to remain with the Corporation and to provide a means through which the Corporation may attract able persons to serve as Directors of the Corporation.


                                   SECTION 1
                                 Administration

     The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and consisting of not less than two members of the Board.

     The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

     The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

     Notwithstanding the above, the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

                                   SECTION 2
                        Shares Available under the Plan

     The aggregate net number of shares which may either be issued pursuant to or be subject to outstanding stock options (including both stock options granted under Section 3 and reload options) granted under the Plan is limited to 500,000 shares of Common Stock, par value $2.00 per share, of the Corporation (the "Common Stock"), subject to adjustment and substitution as set forth in Section
5. If any stock option is exercised by delivering previously owned shares in payment of the option price, the number of shares so delivered to the Corporation shall again be available for purposes of the Plan. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan.

     The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.


                                   SECTION 3
                             Grant of Stock Options

     On January 2, or if January 2 is not a day on which the principal market for the Common Stock is open for trading, then on the first such trading day, of each of the years 2001 through 2005, each person who is then a member of the Board and who is not then an employee of the Corporation or any of its subsidiaries (a "non-employee Director") shall be granted a "nonstatutory stock option" (i.e., a stock option which does not qualify under Section 422 of the Internal Revenue Code of 1986) to purchase 5,000 shares of Common Stock. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each non-employee Director to be granted an option for 5,000 shares, then each non-employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of non-employee Directors, disregarding any fractions of a share.


                                   SECTION 4
                     Terms and Conditions of Stock Options

     Stock options granted under the Plan shall be subject to the following terms and conditions:

     (A) The purchase price at which each stock option may be exercised (the "option price") shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, determined as provided in Section 4(G).

     (B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Corporation shares of Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in
Section 4(G), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

     (C) Except as otherwise provided in Section 6(B), no stock option granted under Section 3 shall be exercisable while the grantee is a Director prior to the second anniversary of the date of grant, and no stock option shall be exercisable in any event during the first six months of its term except in case of death or disability of the grantee as provided in Section 4(E). No stock option shall be exercisable after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

     (D) Except to the extent otherwise determined by the Committee and reflected in the stock option agreement or an amendment thereto, (i) no stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death and (ii) all stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee's guardian or legal representative.

     (E) If a grantee ceases to be a Director of the Corporation for any reason, any outstanding stock options of the grantee (whether or not then held by the grantee) shall be exercisable and shall terminate according to the following provisions:

          (i) If a grantee ceases to be a Director of the Corporation for any reason other than resignation, removal for cause or death, any then outstanding stock option of such grantee (whether or not exercisable immediately prior to the grantee ceasing to be a Director) shall be exercisable at any time prior to the expiration date of such stock option or within one year after the date the grantee ceases to be a Director, whichever is the shorter period, provided that, except in the case of a grantee who is disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Grantee"), in no event shall the option be exercisable during the first six months of its term;

          (ii) If during his term of office as a Director a grantee resigns from the Board or is removed from office for cause, any outstanding stock option of the grantee which is not exercisable immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option of the grantee which is exercisable immediately prior to resignation or removal shall be exercisable at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period;

          (iii) Following the death of a grantee during service as a Director of the Corporation, any stock option of the grantee outstanding at the time of death (whether or not exercisable immediately prior to death of the grantee) shall be exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee (or, if permitted the applicable stock option agreement, by the grantee's inter vivos transferee) at any time prior to the expiration date of such stock option or within one year after the date of death of the grantee, whichever is the shorter period;

          (iv) Following the death of a grantee after ceasing to be a Director and during a period when a stock option remains outstanding, any stock option of the grantee outstanding at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative (or, if permitted under the applicable stock option agreement, by such inter vivos transferee) at any time prior to the expiration date of such stock option or within one year after the date of death of the grantee, whichever is the shorter period.

     A stock option of a grantee who has ceased to be a Director of the Corporation shall terminate upon the expiration of the applicable exercise period, if any, specified in this Section 4(E). Whether a grantee is a Disabled Grantee shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

     (F) All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed by the Corporation and the grantee.

     (G) Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon):
(a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act"), on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of Common Stock for such date on The NASDAQ Stock Market or any successor ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 4(G). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 4(G) for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the

Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (H) The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock market or stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     (I) Each stock option granted under the Plan (including reload options) shall have reload option rights as provided in this Section 4(I). Reload option rights shall entitle the holder of a stock option, upon exercise of the stock option or any portion thereof through delivery of previously owned shares of Common Stock, to automatically be granted on the date of such exercise a new nonstatutory stock option (a "reload option") (i) for a number of shares of Common Stock equal to the number of full shares delivered in payment of the option price of the original option, (ii) having an option price equal to one hundred percent (100%) of the fair market value per share (determined as provided in Section 4(G)) of the Common Stock covered by the reload option on such date of grant, (iii) becoming exercisable six months from its date of grant, (iv) having the same expiration date as the stock option so exercised and
(v) otherwise having the same terms and conditions as a stock option granted under Section 3 of the Plan. Reload option rights shall entitle the holder of a stock option to be granted a reload option only if the underlying option or reload option to which it relates is exercised during service of the original grantee as a director of the Corporation. Except as otherwise specifically provided herein or required by the context, the term "stock option" as used in this Plan shall include reload options granted hereunder.

     Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any stock option granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(F), or an amendment thereto.


                                   SECTION 5
                     Adjustment and Substitution of Shares

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock options, the number of shares of Common Stock to be subject to any stock option thereafter granted and the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

     If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option, for each share of Common Stock which would otherwise be subject to any stock option thereafter granted and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities (and in the case of outstanding stock options, the cash or other property) into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable.

     In case of any adjustment or substitution as provided for in this Section 5, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     No adjustment or substitution provided for in this Section 5 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.


                                   SECTION 6
                      Additional Rights in Certain Events

(A)  Definitions.

     For purposes of this Section 6, the following terms shall have the following meanings:

     (1) The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the Exchange Act.

     (2) Beneficial Ownership shall be determined as provided in Rule 13d-3 under the Exchange Act as in effect on the effective date of the Plan.

     (3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote).

     (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

     (5) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined Voting Power of all classes of stock in one of the other corporations in the chain.

     (6) "Section 6 Event" shall mean the date upon which any of the following events occurs:

          (a) The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 10% or more of the Voting Power of the Corporation;

          (b) A Tender Offer is made to acquire securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or

          (c) A solicitation subject to Rule 14a-12(c) under the Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board shall be made by any person other than the Corporation; or

          (d) The shareholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Corporation immediately prior to the transaction;

provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 6(a), (ii) a grantee is required to be named pursuant Item 3 of the Schedule TO (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 6(b) or (iii) if a grantee is a "participant" as defined in Instruction 3 of Item 4 of Schedule 14A under the Exchange Act (or any successor Rule) in a solicitation (other than a solicitation by the Corporation) referred to in paragraph 6(c), then no Section 6 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(B)  Acceleration of the Exercise Date of Stock Options

     Notwithstanding any other provision contained in the Plan, in case any "Section 6 Event" occurs all outstanding stock options (other than those granted to a person referred to in the proviso to Section 6(A)(6)) shall become immediately and fully exercisable, whether or not otherwise exercisable by their terms.


                                   SECTION 7
        Effect of the Plan on the Rights of Corporation and Shareholders

     Nothing in the Plan, in any stock option granted under the Plan, or in any stock option agreement shall give any person any right to continue as a Director of the Corporation or interfere in any way with the rights of the shareholders of the Corporation or the Board to elect and remove Directors.


                                   SECTION 8
                           Amendment and Termination

     The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided that (1) without shareholder approval, no outstanding stock option shall be amended to reduce the option price, except as provided in Section 5 and
(2) no other amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by law or by the rules of NASDAQ or any stock exchange on which the Common Stock may then be listed. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.


                                   SECTION 9
                      Effective Date and Duration of Plan

     The effective date and date of adoption of the Plan shall be March 23, 2000, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. Notwithstanding any other provision contained in the Plan, no stock option granted under the Plan may be exercised until after such shareholder approval. No stock option may be granted under Section 3 of the Plan subsequent to January 4, 2005. After January 4, 2005, reload options may continue to be granted during the terms of stock options then outstanding.

                           KEYSTONE FINANCIAL, INC.

                        PROXY FOR 2000 ANNUAL MEETING

          This Proxy is solicited on behalf of the Board of Directors


     The undersigned hereby appoints Donald Devorris, Uzal H. Martz, Jr.
and Don A. Rosini, or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of Keystone Financial, Inc. which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders and at any adjournment thereof, as follows:

                 (To be Completed and Signed on Reverse Side)

                       ANNUAL MEETING OF SHAREHOLDERS of


                           KEYSTONE FINANCIAL, INC.

                                 May 25, 2000

                           PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
----------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.



TO VOTE BY INTERNET
--------------------
Please access the web page at "www.voteproxy.com" or use the proxy voting link found at www.keyfin.com and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS ---------------------------[                          ]



                Please Detach and Mail in the Envelope Provided

-------------------------------------------------------------------------------
            Please mark your
A   [ X ]   vote as in this
            example.


                                                           WITHHOLD
                                      FOR all              AUTHORITY
                                   nominees (except       to vote for
1. Election of Directors for        as shown below)      all nominees
   terms ending in 2003                  [  ]                 [  ]

A vote FOR includes discretionary authority to vote for a substitute nominee if any nominee named becomes unable or unwilling to serve. To withhold authority to vote FOR any individual nominee, write that nominee's name on the line below:


------------------------------------------------------------------------------
Nominee: (for a term expiring in 2003)
         Harold L. Brake
         Gerald E. Field
         Phillip C. Herr, II
         William L. Miller
         Ray L. Wolfe


MANAGEMENT RECOMMENDS TO VOTE
FOR PROPOSALS 2, 3 & 4 BELOW:
---

2. Approval of the Adoption of the 2000            FOR      AGAINST      ABSTAIN
   Non-Employee Director Stock Option Plan.        [ ]        [ ]          [ ]

3. Approval of the Adoption of the 2000
   Employee Stock Purchase Plan.                   [ ]        [ ]          [ ]

4. Ratification or Ernst & Young LLP
   as independent auditors for 2000.               [ ]        [ ]          [ ]

MANAGEMENT RECOMMENDS A VOTE
AGAINST PROPOSALS 5A & 5B BELOW:
-------

5. Shareholder Proposals


    A. Shareholder Proposal 5A                     [ ]        [ ]          [ ]


    B. Shareholder Proposal 5B                     [ ]        [ ]          [ ]

6. To vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 2, 3, & 4 and
                                                  ---
AGAINST Items 5A & 5B.
-------


SIGNATURE(S)______________________________________ DATE ___________________ 2000

Note: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.


PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.